Exhibit 99.1

News Release

Contact:

Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

January 22, 2010

SunTrust Reports Fourth Quarter 2009 Results

Continued Recessionary Pressures Affect Earnings While Asset Quality Trends and Certain Operating Results Improved

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported a net loss available to common shareholders for the fourth quarter of 2009 of $316.4 million, or $0.64 per average common share, compared to a net loss available to common shareholders of $374.9 million, or $1.07 per average common share for the fourth quarter of 2008. The Company’s results for these periods were adversely impacted by credit-related charges and cyclical expenses that reflected recessionary pressures; however, improvement in both of those areas during the fourth quarter of 2009 equated to a smaller earnings impact as compared to the same quarter last year and the prior quarter.

For the year ended December 31, 2009, the net loss available to common shareholders was $1,733.4 million, or $3.98 per average common share, compared to net income of $741.0 million, or $2.12 per average common share in 2008. During the first quarter of 2009, SunTrust recorded a non-cash, after-tax charge of $714.8 million, or $1.64 per share, related to the impairment of goodwill. Excluding the impairment charge, the full year loss was $2.34 per average common share. In addition, key items affecting full year 2009 results included increased loan loss provision expense, decreased noninterest income, and the full year impact of preferred dividends paid to the U.S. Treasury.

“Our results clearly continue to be affected by recessionary pressures as evidenced by soft revenue and weak loan demand from consumer and commercial borrowers,” said James M. Wells III, SunTrust chairman and chief executive officer. “At the same time, we are encouraged by some positive operating results and improved credit trends."

Mr. Wells noted that fourth quarter earnings fundamentals remain essentially unchanged from the prior quarter and that, with strong capital and excellent liquidity, SunTrust continues to operate from a position of strength in what appears to be an improving, yet still uncertain, economic environment. Further, he remarked, “our focus remains on the things we can control – client-focused execution, risk mitigation, and expense management – which will position SunTrust to deliver improving financial performance as the economy moves beyond this cycle.”

	4th Quarter 2009	4th Quarter 2008	Change	Full Year 2009	Full Year 2008	Change
Income Statement
(Dollars in millions, except per share data)
Net income/(loss)	$(248.1)	$(347.6)	28.6%	$(1,563.7)	$795.8	(296.5)%
Net income/(loss) available to common shareholders	(316.4)	(374.9)	15.6	(1,733.4)	741.0	(333.9)
Net income/(loss) per average common diluted share	(0.64)	(1.07)	40.2	(3.98)	2.12	(287.7)

Revenue – fully taxable-equivalent	1,949.1	1,926.4	1.2	8,299.3	9,210.6	(9.9)
Revenue – fully taxable-equivalent, excluding net securities gains/losses	1,876.2	1,515.3	23.8	8,201.2	8,137.3	0.8
Net interest income – fully taxable-equivalent	1,206.8	1,208.7	(0.2)	4,589.0	4,737.1	(3.1)
Provision for credit losses	973.7	962.5	1.2	4,063.9	2,474.2	64.3
Noninterest income	742.3	717.7	3.4	3,710.3	4,473.5	(17.1)
Noninterest expense	1,453.6	1,586.2	(8.4)	6,562.4	5,879.0	11.6
Net interest margin	3.27%	3.14%		3.04%	3.10%

Balance Sheet
(Dollars in billions)
Average loans	$115.0	$127.6	(9.9)%	$121.0	$125.4	(3.5)%
Average consumer and commercial deposits	117.0	102.2	14.4	113.2	101.3	11.7

Capital
Tier 1 capital ratio (1)	12.90%	10.87%
Tier 1 common equity ratio (1)	7.65%	5.83%
Total average shareholders’ equity to total average assets	16.25%	11.23%

Asset Quality
Net charge-offs to average loans (annualized)	2.83%	1.72%		2.67%	1.25%
Allowance for loan losses to period end loans	2.76%	1.86%
Nonperforming loans to total loans	4.75%	3.10%

(1)	Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

Fourth Quarter 2009 Highlights

•	A net loss per share of $0.64 reflected the continued challenging economic and credit environment.

•	Revenue growth remained soft but with continued signs of improvement in certain operating units.

•	Stable net interest income was due to a significantly improved net interest margin that was offset by a reduction in average earning assets.

•	Margin expansion was due to lower rates paid for funds as client deposits increased, the mix of deposits improved, and higher cost sources of funding were reduced.

•	Provision expense increased only slightly as the impact of increased charge-offs was largely offset by lower additions to the allowance for loan losses.

•

Noninterest income was up slightly, primarily due to lower market-related losses being largely offset by lower mortgage production income due to higher estimated losses related to the potential repurchase of mortgage loans.

•	Credit-related expenses decreased substantially while core expenses remained well controlled.

•	Average loans declined, as sluggish economic activity and improved capital markets conditions have reduced client demand for credit.

•	Consumer and commercial deposits grew predominantly in lower cost products.

•	The capital position increased primarily due to second quarter capital actions and remains solid with an estimated Tier 1 common equity ratio of 7.65% and Tier 1 capital ratio of 12.90%.

•	Asset quality deteriorated significantly compared to last year; however, charge-offs and early stage delinquencies improved from the prior quarter.

Revenue

Fully taxable-equivalent total revenue was $1,949.1 million for the fourth quarter of 2009, an increase of $22.7 million, or 1.2%, compared to the fourth quarter of 2008. Net interest income was flat, and noninterest income increased slightly, primarily due to lower market-related losses during the current quarter offset by lower mortgage production income due to higher estimated losses related to the potential repurchase of mortgage loans that were previously sold to third parties. Fee-based core revenues were generally flat.

For the year ended December 31, 2009, fully taxable-equivalent total revenue was $8,299.3 million, a decrease of $911.4 million, or 9.9%, from 2008. Excluding net securities gains and losses, total revenue increased slightly due to lower market-related losses and higher mortgage-related income offset by lower net interest income in 2009 and net gains from the disposition of certain businesses and assets in 2008.

Net Interest Income

For the fourth quarter of 2009, fully taxable-equivalent net interest income was $1,206.8 million, essentially flat compared to the prior year, but up $38.6 million, or 3.3%, compared to the third quarter of 2009. Net interest income growth over the sequential quarter was due to a favorable change in mix of deposits resulting in lower funding costs. Net interest margin for the fourth quarter of 2009 was 3.27%, an increase of 17 basis points and 13 basis points over the third quarter of 2009 and fourth quarter of 2008, respectively. Rates paid on interest-bearing liabilities declined 101 basis points while yields on earning assets declined 75 basis points compared to the prior year quarter. The lack of loan demand and growth in deposits resulted in a $6.6 billion, or 4.3%, decline in average earning assets and an $11.3 billion, or 32.8%, decline in average non-deposit interest bearing funding.

For the year ended December 31, 2009, fully taxable-equivalent net interest income was $4,589.0 million, down $148.2 million, or 3.1%, compared to 2008. Net interest margin was 3.04% compared to 3.10% in 2008. The margin decline was driven primarily by increased nonperforming assets partially offset by a reduction in higher cost funding sources.

Noninterest Income

Total noninterest income was $742.3 million for the fourth quarter of 2009, which was $24.6 million, or 3.4%, above prior year. Income generation from both consumer and commercial clients resulted in relatively stable performance despite the overall weak business environment. Mortgage production related income declined $40.2 million due to higher mortgage loan repurchase costs partially offset by lower market valuation losses and a 17% increase in loan production during the current quarter. The fourth quarter of 2009 results include $220.2 million in estimated losses related to the potential repurchase of mortgage loans that were previously sold to third parties compared to $60.4 million recognized in the fourth quarter of 2008. Certain mortgage loans are sold to Agencies in which the Company provides standard representations and warranties. If it is later determined that such representations have been breached, the

Agency will request the Company to bear the loss on such loan. The volume of repurchase requests from the Agencies increased each quarter during 2009. Each quarter the Company updates its loss estimate to reflect recent experience, and as a result the reserve for the repurchase of mortgage loans was increased by $77.2 million to $199.9 million as of December 31, 2009. The volume of repurchase requests shifted during the course of the year from 2006 and earlier vintages towards 2007 and later vintages. SunTrust believes its ultimate losses on newer vintages, particularly 2008 and later, may be lower than older vintages due to lower loss severities, a lower risk product mix, and enhanced underwriting guidelines and operating procedures.

Mortgage servicing income increased $382.8 million compared to the fourth quarter of 2008, as a result of the $370.0 million temporary impairment recognized in the fourth quarter of 2008 related to mortgage servicing rights that were carried at the lower of cost or market compared to a recovery of $10.5 million recognized during the current quarter. The mortgage servicing portfolio was $178.9 billion as of December 31, 2009, up from $162.0 billion as of December 31, 2008. Effective January 1, 2010, the Company elected to transfer the remaining portion of the mortgage servicing rights carried at the lower of cost or market to fair value resulting in a $145 million increase in mortgage servicing rights and a $90 million increase in shareholders’ equity. The fourth quarter of 2008 included $411.1 million of net gains from the sale of available for sale securities that were realized in conjunction with risk management strategies associated with hedging the value of mortgage servicing rights. During the fourth quarter of 2009, the Company recorded $72.8 million of net gains from the sale of available for sale securities related to repositioning the investment portfolio, net of $3.9 million in other-than-temporary impairment on private mortgage-backed securities.

Trading account profits and commissions increased $30.7 million compared to the prior year quarter as market-related valuation losses on illiquid securities and other instruments carried at fair value improved and valuation losses on the Company’s public debt and related hedges carried at fair value were $38.1 million, a reduction of $6.2 million compared to the fourth quarter of 2008. On a sequential quarter basis, valuation losses related to the public debt and related hedges carried at fair value declined $93.2 million. Trust and investment management income increased $8.2 million, or 6.5%, on increased performance based fees; however, retail investment income decreased $15.9 million, or 22.7%, due to lower transaction volume and client asset balances.

For the year ended December 31, 2009, noninterest income was $3,710.3 million, which was $763.2 million, or 17.1%, below 2008. The decline was primarily due to the 2008 gains of $1,073.3 million from the sale of available for sale securities, which were completed in conjunction with risk management strategies associated with mortgage servicing rights and the sale of a portion of The Coca-Cola Company stock. Further, the 2008 results included aggregate net gains of $321.4 million related to the disposition of certain assets and businesses while 2009 reflected the $112.1 million gain from the sale of Class B Visa shares. In 2009, the Company recorded $153.0 million of valuation losses on the public debt and related hedges carried at fair value compared to gains of $431.7 million in 2008, as credit spreads on SunTrust’s debt tightened. Valuation losses on illiquid securities recorded in 2008 were not significant in 2009. Mortgage servicing income increased $541.7 million due, in part, to the $370.0 million impairment of mortgage servicing rights recognized in 2008 compared to the recovery of $199.2 million of impairment of mortgage servicing rights recognized in 2009. Mortgage production related income increased $204.7 million in 2009 due a 37.6% increase in loan production, higher margins, and lower valuation losses partially offset by increased losses related to the repurchase of mortgage loans. Trust and investment management fees declined 17.9% as the market value of average assets under management was lower in 2009 in addition to the sale in 2008 of certain asset management businesses. Other fee related income declined due to recessionary pressures.

Noninterest Expense

For the fourth quarter of 2009, noninterest expense was $1,453.6 million, a decrease of $132.6 million, or 8.4%, from the fourth quarter of 2008 as a result of credit-related expenses declining significantly and controllable expenses continuing to be tightly managed. Operating losses declined $210.2 million, or 89.0%, as fraud-related credit losses were recorded in the provision for credit losses and charge-offs during 2009. Mortgage reinsurance losses declined $89.7 million, or 89.7%, as the Company’s exposure to reinsurance losses have been limited to the funds contributed to the mortgage reinsurance trusts. Other credit-related expenses including collection and credit costs and other real estate expense increased $58.6 million due to property valuation losses and increased loss mitigation efforts. FDIC and regulatory expense increased $40.0 million, or 195.4%, in conjunction with the replenishment of the insurance fund through increased premiums. In the fourth quarter, the Company prepaid three years of expected FDIC premiums in accordance with a newly-enacted regulatory requirement. The total premium of $925 million will be amortized into expense over the next three years. Personnel expenses increased $56.1 million, or 8.8%, due to higher pension costs and increased incentives related to improved financial performance in certain lines of business. The fourth quarter of 2009 included $23.5 million in net losses related to the extinguishment of debt.

For the year ended December 31, 2009, total noninterest expense was $6,562.4 million, an increase of $683.4 million, or 11.6%, over 2008 primarily driven by the $751.2 million non-cash goodwill impairment charge recognized in the first quarter of 2009. Also included in 2008 were the $183.4 million charitable contribution expense and elevated credit-related expenses. Included in 2009 were higher FDIC costs, including the $78.2 million special assessment, increased pension expense, and higher outside processing expenses. Salaries and incentive expense declined in 2009 compared to 2008.

Income Taxes

For the fourth quarter, the Company recognized a tax benefit of $263.0 million compared to a tax benefit of $309.0 million recognized in the fourth quarter of 2008. The tax benefit was due to the recognition of a pre-tax loss, as well as other permanent tax items such as tax exempt interest income, settlement of examinations by certain taxing authorities, and federal tax credits. During the fourth quarter, the Company moved from a net deferred tax liability to a small net deferred tax asset of approximately $25 million. As of December 31, 2009, the cumulative valuation allowance associated with deferred tax assets for certain state net operating losses was approximately $53.2 million, and no valuation allowance was required against federal deferred tax assets.

U.S. Treasury Preferred Dividends

For the fourth quarter and full year of 2009, the Company recorded $66.5 million and $265.8 million, respectively, in preferred dividends related to the $4.85 billion in preferred securities issued to the U.S. Treasury under the Capital Purchase Program during the fourth quarter of 2008. For 2008, the fourth quarter and full year preferred dividend was $26.6 million. The 5.5% effective yield reflects the 5.0% dividend requirement and the amortization of the discount recorded on the preferred stock at issuance.

Balance Sheet

As of December 31, 2009, SunTrust had total assets of $174.2 billion and shareholders’ equity of $22.5 billion, representing 12.9% of total assets. Book value per common share was $35.29 and tangible book value per common share was $22.59 as of December 31, 2009.

Loans

Average loans for the fourth quarter of 2009 were $115.0 billion, down $12.6 billion, or 9.9%, compared to the fourth quarter of 2008 and down $4.8 billion, or 4.0%, compared to third quarter of 2009. Average commercial loans declined as a result of weak loan demand and improved access to the capital markets for funding. Average residential real estate and construction related loans declined as the Company continued to reduce exposure to particular residential real estate loan classes. As of December 31, 2009, total loans outstanding were $113.7 billion. Average loans held for sale for the current quarter declined $1.2 billion, or 22.9%, compared to the third quarter of 2009, as loan deliveries outpaced production.

Deposits

Consumer and commercial deposits in the fourth quarter of 2009 averaged $117.0 billion, an increase of $14.8 billion, or 14.4%, compared to the same quarter of 2008 and an increase of $2.5 billion, or 8.8%, on a sequential quarter annualized basis. Growth was most evident in the demand deposits, NOW and money market accounts while time deposits declined. Deposit growth is the result of client’s increased preferences for insured deposits, competitive pricing, and effective marketing. Further, through an intense focus on improved execution, the Company has been successful in improving product offerings and client satisfaction, acquisition, and retention. Notwithstanding these deposit generation successes, some of the deposit growth is due to seasonality and the economic environment. Deposit balances are expected to decline modestly in the first quarter related to seasonality, and further over time as the economy improves. Total client deposits as of December 31, 2009, were $116.3 billion. Average brokered and foreign deposits for the fourth quarter of 2009 declined a combined $7.5 billion, or 59.3%, compared to the fourth quarter of 2008, as the Company’s deposit growth enabled a reduction in wholesale funding sources.

Capital and Liquidity

The estimated Tier 1 common, Tier 1 capital and tangible equity to tangible asset ratios were 7.65%, 12.90% and 9.66%, respectively, as of December 31, 2009. The Company’s estimated Tier 1 common and Tier 1 capital ratios increased in the quarter as the decline in risk weighted assets more than offset the reduction in capital due to the Company’s net loss. The Company continues to have substantial liquidity, as the inflows of deposits have been largely retained in cash and invested in high quality government-backed securities.

Asset Quality

For the fourth quarter, the provision for credit losses was $973.7 million and included $57.2 million in provision for unfunded commitments. In the fourth quarter of 2009, the Company elected to change its financial statement presentation to include the provision for unfunded commitments in the provision for credit losses. Previously, the unfunded commitment provision was included in noninterest expense. The provision for loan losses was $217.4 million below the provision for loan losses recorded in the third quarter and $46.0 million below the provision for loan losses recorded in the fourth quarter of 2008.

For the fourth quarter of 2009, net charge-offs were $820.5 million, down $185.4 million, or 18.4%, from the third quarter driving a 50 basis point improvement in the ratio of annualized net charge-offs to total average loans to 2.83%. Net charge-offs for the quarter pertained primarily to first and second lien residential mortgages and real estate construction loans. Net charge-offs declined across most loan categories, except residential construction, as a result of continued workout activities. Compared to the fourth quarter of 2008, net charge-offs were up $268.0 million primarily due to residential real estate loans.

As of December 31, 2009, the allowance for loan and lease losses was $3,120.0 million, up $96.0 million over September 30, 2009. As a percentage of loans outstanding, the allowance for loan losses was 2.76%, up 15 basis points from the third quarter and 90 basis points from December 31, 2008. The increase in the allowance for loan losses was primarily related to residential mortgages. The $96 million increase in allowance for loan losses compares favorably to the quarterly increases of $128 million, $161 million, $384 million, and $410 million over the previous four quarters. The reserve for unfunded commitments ended the year at $114.9 million.

Nonaccrual loans as of December 31, 2009, totaled $5,402.6 million, down $41.7 million from September 30, 2009, and $101.3 million from June 30, 2009, primarily due to charge-offs and declines in commercial and construction nonperforming loans. The growth in the allowance for loan losses and reduction in nonperforming loans caused the allowance to nonperforming loans ratio to increase 219 basis points to 58.86%. As of December 31, 2009, nonperforming loans as a percent of total loans was 4.75%, up 8 basis points from the end of the third quarter and up 165 basis points from December 31, 2008. As nonperforming loans migrate to foreclosure and ultimate disposition, other real estate owned increased $48.1 million during the fourth quarter of 2009.

Accruing restructured loans totaled $1,640.9 million as of December 31, 2009, as compared to $1,343.6 million as of September 30, 2009 and $462.6 million as of December 31, 2008. These loans are primarily consumer loans secured by residential real estate and the increases reflect the Company’s proactive steps to modify loans to borrowers who are experiencing financial difficulties and to mitigate losses. Most of the restructured loans are performing in accordance with their modified terms.

Total early stage delinquencies declined 15 basis points during the fourth quarter to 1.37% of total loans due primarily to improvements in commercial and commercial real estate loans. Early stage delinquencies declined as a percentage of loans outstanding in spite of a decline of $2.8 billion in loans outstanding. Late stage delinquencies also improved modestly from the prior quarter.

Line of Business Results

The Company has provided line of business financial tables on its web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” The Company has four lines of business used to measure business activities: Retail and Commercial, Corporate and Investment Banking, Household Lending, and Wealth and Investment Management with the remainder in Corporate Other and Treasury. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expenses associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming report on Form 10-K.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming report on Form 10-K. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.

This news release contains certain non-U.S. GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable U.S. GAAP financial measures and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call January 22, 2010, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 4Q09). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 4Q09). A replay of the call will be available one hour after the call ends on January 22, 2010, and will remain available until February 12, 2010, dialing 1-866-434-5261 (domestic) or 1-203-369-1004 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “4th Quarter Earnings Release.” Beginning the afternoon of January 22, 2010, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements. Statements regarding (a) future levels of required mortgage repurchase reserves, revenue, net interest margin, charge-offs, provision expense, credit quality, FDIC and other regulatory expense, loans, loans held for sale, the investment portfolio, income, job losses, loan loss severities, loan loss frequency, and residential builder nonperforming loans, (b) the expected impact of FAS 167 and consolidation; (c) expected changes in the rate or level of deposit growth, loan growth, charge-offs, loan loss frequencies, and residential nonperforming loans; and (d) expected future asset quality and the performance of the commercial and industrial and commercial real estate portfolios, are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found at Item 1A of our annual report on Form 10-K filed with the Securities and Exchange Commission (SEC), as supplemented from time to time in our other periodic reports filed with the SEC, all of which are available at the SEC’s internet site (http://www.sec.gov). Those factors include: difficult market conditions have adversely affected our industry; recent levels of market volatility are unprecedented; the soundness of other financial institutions could adversely affect us; recently enacted legislation or any proposed federal programs subject us to increased regulation and may adversely affect us; we have not yet received permission to repay TARP funds; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or reducing margins; future legislation could harm our competitive position; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; our ability to receive dividends from our subsidiaries accounts for most of our revenue and could affect our liquidity and ability to pay dividends; significant legal actions could subject us to substantial uninsured liabilities; recently declining values of real estate, increases in unemployment, and the related effects on local economies may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; our allowance for loan losses may not be adequate to cover our actual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the fair value of such assets; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; ratings agencies recently downgraded our securities and the deposit ratings of SunTrust Bank. These downgrades and any subsequent downgrades could adversely impact the price and liquidity of our securities and could have an impact on our businesses and results of operations; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we depend on the expertise of key personnel. If these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; our accounting policies and processes are critical to how we report our financial condition and results of operations. They require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; we may enter into transactions with off-balance sheet affiliates or our subsidiaries; and we are subject to market risk associated with our asset management and commercial paper conduit businesses.

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SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended December 31%				Twelve Months Ended December 31%
	2009		2008	Change [4]	2009	2008	Change [4]
EARNINGS & DIVIDENDS
Net income/(loss)	($248.1)		($347.6)	28.6%	($1,563.7)	$795.8	NM	%
Net income/(loss) available to common shareholders	(316.4)		(374.9)	15.6	(1,733.4)	741.0	NM
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(316.4)		(374.9)	15.6	(1,018.6)	768.0	NM
Total revenue - FTE [2]	1,949.1		1,926.4	1.2	8,299.3	9,210.6	(9.9)
Total revenue - FTE excluding securities (gains)/losses, net [1]	1,876.2		1,515.3	23.8	8,201.2	8,137.3	0.8
Net income/(loss) per average common share
Diluted	(0.64)		(1.07)	40.2	(3.98)	2.12	NM
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.64)		(1.07)	40.2	(2.34)	2.19	NM
Basic	(0.64)		(1.07)	40.2	(3.98)	2.12	NM
Dividends paid per average common share	0.01		0.54	(98.1)	0.22	2.85	(92.3)

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,041		$177,047	(1.7)%	$175,442	$175,848	(0.2)%
Earning assets	146,587		153,188	(4.3)	150,908	152,749	(1.2)
Loans	115,036		127,608	(9.9)	121,041	125,433	(3.5)
Consumer and commercial deposits	117,008		102,238	14.4	113,164	101,333	11.7
Brokered and foreign deposits	5,145		12,649	(59.3)	6,082	14,744	(58.7)
Total shareholders’ equity	22,381		19,891	12.5	22,286	18,596	19.8

As of
Total assets	174,165		189,138	(7.9)
Earning assets	147,896		156,016	(5.2)
Loans	113,675		126,998	(10.5)
Allowance for loan and lease losses	3,120		2,351	32.7
Consumer and commercial deposits	116,303		105,276	10.5
Brokered and foreign deposits	5,560		8,053	(31.0)
Total shareholders’ equity	22,531		22,501	0.1

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.57)%		(0.78)%	26.9%	(0.89)%	0.45%	NM	%
Return on average assets less net unrealized securities gains [1]	(0.70)		(1.39)	49.6	(0.96)	0.05	NM
Return on average common shareholders’ equity	(7.19)		(8.47)	15.1	(10.07)	4.20	NM
Return on average realized common shareholders’ equity [1]	(8.81)		(15.33)	42.5	(11.12)	0.16	NM
Net interest margin [2]	3.27		3.14	4.1	3.04	3.10	(1.9)
Efficiency ratio [2]	74.58		82.34	(9.4)	79.07	63.83	23.9
Tangible efficiency ratio [1]	73.96		81.44	(9.2)	69.35	62.51	10.9
Effective tax rate/(benefit)	(51.46)		(47.06)	9.3	(36.50)	(9.23)	NM
Tier 1 common equity	7.65	[3]	5.83	31.2
Tier 1 capital	12.90	[3]	10.87	18.7
Total capital	16.40	[3]	14.04	16.8
Tier 1 leverage	10.90	[3]	10.45	4.3
Total average shareholders’ equity to total average assets	12.86		11.23	14.5	12.70	10.58	20.1
Tangible equity to tangible assets [1]	9.66		8.46	14.2

Book value per common share	$35.29		$48.74	(27.6)
Tangible book value per common share [1]	22.59		28.69	(21.3)
Market price:
High	24.09		57.75	(58.3)	30.18	70.00	(56.9)
Low	18.45		19.75	(6.6)	6.00	19.75	(69.6)
Close	20.29		29.54	(31.3)	20.29	29.54	(31.3)
Market capitalization	10,128		10,472	(3.3)

Average common shares outstanding (000s)
Diluted [5]	494,332		350,439	41.1	435,328	350,183	24.3
Basic	494,332		350,439	41.1	435,328	348,919	24.8

Full-time equivalent employees	28,001		29,333	(4.5)
Number of ATMs	2,822		2,582	9.3
Full service banking offices	1,683		1,692	(0.5)

1See Appendix A for reconcilements of non-GAAP performance measures.

2Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

5For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	December 31 2009		September 30 2009	June 30 2009	March 31 2009	December 31 2008
EARNINGS & DIVIDENDS
Net income/(loss)	($248.1)		($316.9)	($183.5)	($815.2)	($347.6)
Net income/(loss) available to common shareholders	(316.4)		(377.1)	(164.4)	(875.4)	(374.9)
Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs [1]	(316.4)		(377.1)	(164.4)	(160.6)	(374.9)
Total revenue - FTE [2]	1,949.1		1,943.2	2,192.8	2,214.2	1,926.4
Total revenue - FTE excluding securities (gains)/losses, net[1]	1,876.2		1,896.5	2,217.7	2,210.8	1,515.3
Net income/(loss) per average common share
Diluted	(0.64)		(0.76)	(0.41)	(2.49)	(1.07)
Diluted excluding goodwill/intangible impairment charges other than MSRs [1]	(0.64)		(0.76)	(0.41)	(0.46)	(1.07)
Basic	(0.64)		(0.76)	(0.41)	(2.49)	(1.07)
Dividends paid per average common share	0.01		0.01	0.10	0.10	0.54

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$174,041		$172,463	$176,480	$178,871	$177,047
Earning assets	146,587		149,579	153,177	154,390	153,188
Loans	115,036		119,796	124,123	125,333	127,608
Consumer and commercial deposits	117,008		114,486	113,528	107,515	102,238
Brokered and foreign deposits	5,145		5,193	6,608	7,417	12,649
Total shareholders’ equity	22,381		22,468	21,926	22,368	19,891

As of
Total assets	174,165		172,718	176,735	179,116	189,138
Earning assets	147,896		145,554	154,345	153,290	156,016
Loans	113,675		116,488	122,816	123,893	126,998
Allowance for loan and lease losses	3,120		3,024	2,896	2,735	2,351
Consumer and commercial deposits	116,303		113,601	113,746	112,449	105,276
Brokered and foreign deposits	5,560		5,730	5,055	6,523	8,053
Total shareholders’ equity	22,531		22,908	22,953	21,646	22,501

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	(0.57)%		(0.73)%	(0.42)%	(1.85)%	(0.78)%
Return on average assets less net unrealized securities gains [1]	(0.70)		(0.83)	(0.41)	(1.89)	(1.39)
Return on average common shareholders’ equity	(7.19)		(8.52)	(3.95)	(20.71)	(8.47)
Return on average realized common shareholders’ equity [1]	(8.81)		(9.70)	(4.02)	(22.08)	(15.33)
Net interest margin [2]	3.27		3.10	2.94	2.87	3.14
Efficiency ratio [2]	74.58		73.53	69.68	97.22	82.34
Tangible efficiency ratio [1]	73.96		72.82	69.05	62.97	81.44
Effective tax rate/(benefit)	(51.46)		(51.46)	(44.81)	(15.61)	(47.06)
Tier 1 common equity	7.65	[3]	7.49	7.34	5.83	5.83
Tier 1 capital	12.90	[3]	12.58	12.23	11.02	10.87
Total capital	16.40	[3]	15.92	15.31	14.15	14.04
Tier 1 leverage	10.90	[3]	11.08	11.02	10.14	10.45
Total average shareholders’ equity to total average assets	12.86		13.03	12.42	12.51	11.23
Tangible equity to tangible assets [1]	9.66		9.96	9.75	8.85	8.46

Book value per common share	$35.29		$36.06	$36.16	$46.03	$48.74
Tangible book value per common share [1]	22.59		23.35	23.41	28.15	28.69
Market price:
High	24.09		24.43	20.86	30.18	57.75
Low	18.45		14.50	10.50	6.00	19.75
Close	20.29		22.55	16.45	11.74	29.54
Market capitalization	10,128		11,256	8,205	4,188	10,472

Average common shares outstanding (000s)
Diluted [4]	494,332		494,169	399,242	351,352	350,439
Basic	494,332		494,169	399,242	351,352	350,439

Full-time equivalent employees	28,001		28,015	28,520	29,279	29,333
Number of ATMs	2,822		2,807	2,695	2,673	2,582
Full service banking offices	1,683		1,690	1,692	1,694	1,692

1See Appendix A for reconcilements of non-GAAP performance measures.

2Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31		Increase/(Decrease) [2]		December 31		Increase/(Decrease) [2]
	2009	2008	Amount	%	2009	2008	Amount	%
Interest income	$1,629,616	$1,985,371	($355,755)	(17.9)%	$6,709,747	$8,327,382	($1,617,635)	(19.4) %
Interest expense	453,139	808,511	(355,372)	(44.0)	2,244,057	3,707,726	(1,463,669)	(39.5)

NET INTEREST INCOME	1,176,477	1,176,860	(383)	(0.0)	4,465,690	4,619,656	(153,966)	(3.3)
Provision for credit losses[3]	973,706	962,494	11,212	1.2	4,063,914	2,474,215	1,589,699	64.3

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	202,771	214,366	(11,595)	(5.4)	401,776	2,145,441	(1,743,665)	(81.3)

NONINTEREST INCOME
Service charges on deposit accounts	212,665	221,751	(9,086)	(4.1)	848,354	904,127	(55,773)	(6.2)
Trust and investment management income	134,632	126,426	8,206	6.5	486,523	592,324	(105,801)	(17.9)
Retail investment services	54,329	70,238	(15,909)	(22.7)	217,803	289,093	(71,290)	(24.7)
Other charges and fees	137,196	125,206	11,990	9.6	522,749	510,794	11,955	2.3
Investment banking income	60,084	57,962	2,122	3.7	271,999	236,533	35,466	15.0
Trading account profits/(losses) and commissions	(31,145)	(61,879)	30,734	49.7	(40,738)	38,169	(78,907)	NM
Card fees	85,307	77,909	7,398	9.5	323,842	308,374	15,468	5.0
Mortgage production related income/(loss)	(67,904)	(27,717)	(40,187)	NM	376,097	171,368	204,729	NM
Mortgage servicing related income/(loss)	46,705	(336,129)	382,834	NM	329,908	(211,829)	541,737	NM
Net gain/(loss) on sale of businesses	-	(2,711)	2,711	100.0	-	198,140	(198,140)	(100.0)
Gain from ownership in Visa	-	-	-	-	112,102	86,305	25,797	29.9
Net gain on sale/leaseback of premises	-	-	-	-	-	37,039	(37,039)	(100.0)
Other noninterest income	37,596	55,620	(18,024)	(32.4)	163,620	239,726	(76,106)	(31.7)
Securities gains/(losses), net	72,849	411,053	(338,204)	(82.3)	98,019	1,073,300	(975,281)	(90.9)

Total noninterest income	742,314	717,729	24,585	3.4	3,710,278	4,473,463	(763,185)	(17.1)

NONINTEREST EXPENSE
Employee compensation and benefits	694,124	638,014	56,110	8.8	2,799,922	2,761,264	38,658	1.4
Net occupancy expense	91,709	86,620	5,089	5.9	356,791	347,289	9,502	2.7
Outside processing and software	148,707	143,880	4,827	3.4	579,277	492,611	86,666	17.6
Equipment expense	42,939	47,892	(4,953)	(10.3)	171,887	203,209	(31,322)	(15.4)
Marketing and customer development	48,392	51,636	(3,244)	(6.3)	151,538	372,235	(220,697)	(59.3)
Amortization/impairment of goodwill/intangible assets	12,122	17,259	(5,137)	(29.8)	806,834	121,260	685,574	NM
Net loss on extinguishment of debt	23,520	-	23,520	-	39,356	11,723	27,633	NM
Visa litigation	-	(14,345)	14,345	100.0	7,000	(33,469)	40,469	NM
Operating losses[3]	25,911	236,078	(210,167)	(89.0)	99,527	446,178	(346,651)	(77.7)
Mortgage reinsurance	10,285	99,999	(89,714)	(89.7)	114,905	179,927	(65,022)	(36.1)
FDIC premium/regulatory exams	60,526	20,489	40,037	NM	302,147	54,876	247,271	NM
Other noninterest expense	295,331	258,631	36,700	14.2	1,133,224	921,920	211,304	22.9

Total noninterest expense	1,453,566	1,586,153	(132,587)	(8.4)	6,562,408	5,879,023	683,385	11.6

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(508,481)	(654,058)	145,577	22.3	(2,450,354)	739,881	(3,190,235)	NM
Provision/(benefit) for income taxes	(262,993)	(308,956)	45,963	14.9	(898,783)	(67,271)	(831,512)	NM

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(245,488)	(345,102)	99,614	28.9	(1,551,571)	807,152	(2,358,723)	NM
Less: net income attributable to noncontrolling interest	2,627	2,485	142	5.7	12,112	11,378	734	6.5

NET INCOME/(LOSS)	($248,115)	($347,587)	$99,472	28.6	($1,563,683)	$795,774	($2,359,457)	NM

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($316,424)	($374,938)	$58,514	15.6	($1,733,377)	$740,982	($2,474,359)	NM

Net interest income - FTE[1]	$1,206,763	$1,208,650	($1,887)	(0.2)	$4,588,979	$4,737,143	($148,164)	(3.1)

Net income/(loss) per average common share
Diluted	(0.64)	(1.07)	0.43	40.2	(3.98)	2.12	(6.10)	NM
Basic	(0.64)	(1.07)	0.43	40.2	(3.98)	2.12	(6.10)	NM

Cash dividends paid per common share	0.01	0.54	(0.53)	(98.1)	0.22	2.85	(2.63)	(92.3)
Average common shares outstanding (000s)
Diluted [4]	494,332	350,439	143,893	41.1	435,328	350,183	85,145	24.3
Basic	494,332	350,439	143,893	41.1	435,328	348,919	86,409	24.8

1Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

4For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended

	December 31 2009	September 30 2009	Increase/(Decrease) [3]		June 30 2009	March 31 2009	December 31 2008
			Amount	%
Interest income	$1,629,616	$1,657,522	($27,906)	(1.7)%	$1,693,274	$1,729,335	$1,985,371
Interest expense	453,139	520,064	(66,925)	(12.9)	603,617	667,237	808,511

NET INTEREST INCOME	1,176,477	1,137,458	39,019	3.4	1,089,657	1,062,098	1,176,860
Provision for credit losses[2]	973,706	1,133,929	(160,223)	(14.1)	962,181	994,098	962,494

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	202,771	3,529	199,242	NM	127,476	68,000	214,366

NONINTEREST INCOME
Service charges on deposit accounts	212,665	219,071	(6,406)	(2.9)	210,224	206,394	221,751
Trust and investment management income	134,632	118,874	15,758	13.3	117,007	116,010	126,426
Retail investment services	54,329	51,361	2,968	5.8	55,400	56,713	70,238
Other charges and fees	137,196	133,433	3,763	2.8	127,799	124,321	125,206
Investment banking income	60,084	75,343	(15,259)	(20.3)	77,038	59,534	57,962
Trading account profits/(losses) and commissions	(31,145)	(86,866)	55,721	64.1	(30,020)	107,293	(61,879)
Card fees	85,307	82,370	2,937	3.6	80,505	75,660	77,909
Mortgage production related income/(loss)	(67,904)	28,143	(96,047)	NM	165,388	250,470	(27,717)
Mortgage servicing related income/(loss)	46,705	60,193	(13,488)	(22.4)	139,658	83,352	(336,129)
Net gain/(loss) on sale of businesses	-	-	-	-	-	-	(2,711)
Gain from ownership in Visa	-	-	-	-	112,102	-	-
Other noninterest income	37,596	46,437	(8,841)	(19.0)	41,473	38,114	55,620
Securities gains/(losses), net	72,849	46,692	26,157	56.0	(24,899)	3,377	411,053

Total noninterest income	742,314	775,051	(32,737)	(4.2)	1,071,675	1,121,238	717,729

NONINTEREST EXPENSE
Employee compensation and benefits	694,124	666,037	28,087	4.2	703,709	736,052	638,014
Net occupancy expense	91,709	90,445	1,264	1.4	87,220	87,417	86,620
Outside processing and software	148,707	146,850	1,857	1.3	145,359	138,361	143,880
Equipment expense	42,939	41,616	1,323	3.2	43,792	43,540	47,892
Marketing and customer development	48,392	38,157	10,235	26.8	30,264	34,725	51,636
Amortization/impairment of goodwill/intangible assets	12,122	13,741	(1,619)	(11.8)	13,955	767,016	17,259
Net loss/(gain) on extinguishment of debt	23,520	2,276	21,244	NM	38,864	(25,304)	-
Visa litigation	-	-	-	-	7,000	-	(14,345)
Operating losses[2]	25,911	18,425	7,486	40.6	32,570	22,621	236,078
Mortgage reinsurance	10,285	10,000	285	2.9	24,581	70,039	99,999
FDIC premium/regulatory exams	60,526	45,473	15,053	33.1	148,675	47,473	20,489
Other noninterest expense	295,331	355,827	(60,496)	(17.0)	251,983	230,083	258,631

Total noninterest expense	1,453,566	1,428,847	24,719	1.7	1,527,972	2,152,023	1,586,153

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	(508,481)	(650,267)	141,786	21.8	(328,821)	(962,785)	(654,058)
Provision/(benefit) for income taxes	(262,993)	(336,056)	73,063	21.7	(148,957)	(150,777)	(308,956)

NET INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(245,488)	(314,211)	68,723	21.9	(179,864)	(812,008)	(345,102)
Less: net income attributable to noncontrolling interest	2,627	2,730	(103)	(3.8)	3,596	3,159	2,485

NET INCOME/(LOSS)	($248,115)	($316,941)	$68,826	21.7	($183,460)	($815,167)	($347,587)

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	($316,424)	($377,144)	$60,720	16.1	($164,428)	($875,381)	($374,938)

Net interest income - FTE [1]	$1,206,763	$1,168,174	$38,589	3.3	$1,121,085	$1,092,957	$1,208,650

Net income/(loss) per average common share
Diluted	(0.64)	(0.76)	0.12	15.8	(0.41)	(2.49)	(1.07)
Basic	(0.64)	(0.76)	0.12	15.8	(0.41)	(2.49)	(1.07)

Cash dividends paid per common share	0.01	0.01	-	-	0.10	0.10	0.54
Average common shares outstanding (000s)
Diluted [4]	494,332	494,169	163	-	399,242	351,352	350,439
Basic	494,332	494,169	163	-	399,242	351,352	350,439

1Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

2During the first quarter of 2009, the Company began incorporating certain types of loan-related fraud losses in the allowance for loan and lease losses. These losses, representing borrower misrepresentation and insurance claim denials, were previously recorded within noninterest expense.

3“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

4For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of December 31		Increase/(Decrease) [3]
	2009	2008	Amount	%
ASSETS
Cash and due from banks	$6,456,406	$5,622,789	$833,617	14.8%
Interest-bearing deposits in other banks	24,109	23,999	110	0.5
Funds sold and securities purchased under agreements to resell	516,656	990,614	(473,958)	(47.8)
Trading assets	4,979,938	10,396,269	(5,416,331)	(52.1)
Securities available for sale [1]	28,477,042	19,696,537	8,780,505	44.6
Loans held for sale	4,669,823	4,032,128	637,695	15.8
Loans:
Commercial	32,494,067	41,039,945	(8,545,878)	(20.8)
Real estate:
Home equity lines	15,952,546	16,454,382	(501,836)	(3.0)
Construction	6,646,831	9,863,961	(3,217,130)	(32.6)
Residential mortgages	30,789,759	32,065,839	(1,276,080)	(4.0)
Commercial real estate - owner occupied	8,915,447	8,758,052	157,395	1.8
Commercial real estate - investor owned	6,159,006	6,199,030	(40,024)	(0.6)
Consumer:
Direct	5,117,765	5,139,335	(21,570)	(0.4)
Indirect	6,531,134	6,507,622	23,512	0.4
Credit card	1,068,289	970,277	98,012	10.1

Total loans	113,674,844	126,998,443	(13,323,599)	(10.5)
Allowance for loan and lease losses	(3,120,000)	(2,350,996)	769,004	32.7

Net loans	110,554,844	124,647,447	(14,092,603)	(11.3)
Goodwill	6,319,078	7,043,503	(724,425)	(10.3)
Other intangible assets	1,711,299	1,035,427	675,872	65.3
Other real estate owned	619,621	500,481	119,140	23.8
Other assets	9,835,919	15,148,767	(5,312,848)	(35.1)

Total assets [2]	$174,164,735	$189,137,961	($14,973,226)	(7.9)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,244,041	$21,522,021	$2,722,020	12.6%
Interest-bearing consumer and commercial deposits:
NOW accounts	27,204,796	21,349,609	5,855,187	27.4
Money market accounts	35,212,841	28,744,308	6,468,533	22.5
Savings	3,752,824	3,345,187	407,637	12.2
Consumer time	14,778,577	17,239,725	(2,461,148)	(14.3)
Other time	11,110,373	13,074,857	(1,964,484)	(15.0)

Total consumer and commercial deposits	116,303,452	105,275,707	11,027,745	10.5
Brokered deposits	4,231,530	7,667,167	(3,435,637)	(44.8)
Foreign deposits	1,328,584	385,510	943,074	NM

Total deposits	121,863,566	113,328,384	8,535,182	7.5
Funds purchased	1,432,581	1,120,079	312,502	27.9
Securities sold under agreements to repurchase	1,870,510	3,193,311	(1,322,801)	(41.4)
Other short-term borrowings	2,062,277	5,166,360	(3,104,083)	(60.1)
Long-term debt	17,489,516	26,812,381	(9,322,865)	(34.8)
Trading liabilities	2,188,923	3,240,784	(1,051,861)	(32.5)
Other liabilities	4,726,507	13,775,857	(9,049,350)	(65.7)

Total liabilities	151,633,880	166,637,156	(15,003,276)	(9.0)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,917,312	5,221,703	(304,391)	(5.8)
Common stock, $1.00 par value	514,667	372,799	141,868	38.1
Additional paid in capital	8,521,042	6,904,644	1,616,398	23.4
Retained earnings	8,562,807	10,388,984	(1,826,177)	(17.6)
Treasury stock, at cost, and other	(1,055,136)	(1,368,450)	(313,314)	(22.9)
Accumulated other comprehensive income	1,070,163	981,125	89,038	9.1

Total shareholders’ equity	22,530,855	22,500,805	30,050	0.1

Total liabilities and shareholders’ equity	$174,164,735	$189,137,961	($14,973,226)	(7.9)

Common shares outstanding	499,156,858	354,515,013	144,641,845	40.8
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	50,225	53,500	(3,275)	(6.1)
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	15,509,737	18,284,356	(2,774,619)	(15.2)

[1]Includes net unrealized gains of	$1,831,948	$1,413,330	$418,618	29.6%
[2]Includes earning assets of	147,896,225	156,016,463	(8,120,238)	(5.2)
[3]“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of					As of

	December 31 2009	September 30 2009	Increase/(Decrease) [3]		June 30 2009	March 31 2009	December 31 2008
			Amount	%
ASSETS
Cash and due from banks	$6,456,406	$4,303,550	$2,152,856	50.0%	$2,434,859	$5,825,730	$5,622,789
Interest-bearing deposits in other banks	24,109	25,098	(989)	(3.9)	24,310	25,282	23,999
Funds sold and securities purchased under agreements to resell	516,656	829,089	(312,433)	(37.7)	798,515	1,209,987	990,614
Trading assets	4,979,938	6,673,623	(1,693,685)	(25.4)	7,739,197	7,397,338	10,396,269
Securities available for sale [1]	28,477,042	22,122,850	6,354,192	28.7	19,465,291	19,485,406	19,696,537
Loans held for sale	4,669,823	4,577,549	92,274	2.0	8,031,114	6,954,038	4,032,128
Loans:
Commercial	32,494,067	33,491,704	(997,637)	(3.0)	37,960,878	38,616,338	41,039,945
Real estate:
Home equity lines	15,952,546	16,120,532	(167,986)	(1.0)	16,298,228	16,455,007	16,454,382
Construction	6,646,831	7,379,580	(732,749)	(9.9)	8,175,803	9,046,475	9,863,961
Residential mortgages	30,789,759	31,623,160	(833,401)	(2.6)	31,988,995	32,180,888	32,065,839
Commercial real estate - owner occupied	8,915,447	9,062,920	(147,473)	(1.6)	9,349,847	8,858,393	8,758,052
Commercial real estate - investor owned	6,159,006	6,230,803	(71,797)	(1.2)	6,509,267	6,235,754	6,199,030
Consumer:
Direct	5,117,765	5,058,593	59,172	1.2	5,121,230	5,173,380	5,139,335
Indirect	6,531,134	6,564,095	(32,961)	(0.5)	6,406,383	6,351,255	6,507,622
Credit card	1,068,289	956,551	111,738	11.7	1,005,545	975,476	970,277

Total loans	113,674,844	116,487,938	(2,813,094)	(2.4)	122,816,176	123,892,966	126,998,443
Allowance for loan and lease losses	(3,120,000)	(3,024,000)	96,000	3.2	(2,896,000)	(2,735,000)	(2,350,996)

Net loans	110,554,844	113,463,938	(2,909,094)	(2.6)	119,920,176	121,157,966	124,647,447
Goodwill	6,319,078	6,314,382	4,696	0.1	6,314,382	6,309,431	7,043,503
Other intangible assets	1,711,299	1,604,136	107,163	6.7	1,517,483	1,103,333	1,035,427
Other real estate owned	619,621	571,553	48,068	8.4	588,922	593,579	500,481
Other assets	9,835,919	12,231,979	(2,396,060)	(19.6)	9,900,722	9,054,312	15,148,767

Total assets [2]	$174,164,735	$172,717,747	$1,446,988	0.8	$176,734,971	$179,116,402	$189,137,961

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$24,244,041	$23,590,252	$653,789	2.8%	$24,610,303	$24,371,518	$21,522,021
Interest-bearing consumer and commercial deposits:
NOW accounts	27,204,796	24,483,369	2,721,427	11.1	23,293,865	22,420,789	21,349,609
Money market accounts	35,212,841	32,741,496	2,471,345	7.5	31,986,840	30,350,351	28,744,308
Savings	3,752,824	3,850,617	(97,793)	(2.5)	3,663,261	3,598,754	3,345,187
Consumer time	14,778,577	16,317,023	(1,538,446)	(9.4)	17,007,704	17,555,203	17,239,725
Other time	11,110,373	12,618,485	(1,508,112)	(12.0)	13,184,374	14,152,098	13,074,857

Total consumer and commercial deposits	116,303,452	113,601,242	2,702,210	2.4	113,746,347	112,448,713	105,275,707
Brokered deposits	4,231,530	4,953,103	(721,573)	(14.6)	4,519,752	6,373,500	7,667,167
Foreign deposits	1,328,584	776,697	551,887	71.1	535,372	149,962	385,510

Total deposits	121,863,566	119,331,042	2,532,524	2.1	118,801,471	118,972,175	113,328,384
Funds purchased	1,432,581	1,037,562	395,019	38.1	3,920,127	1,567,406	1,120,079
Securities sold under agreements to repurchase	1,870,510	2,186,204	(315,694)	(14.4)	2,393,434	3,165,644	3,193,311
Other short-term borrowings	2,062,277	1,692,889	369,388	21.8	1,761,711	2,883,384	5,166,360
Long-term debt	17,489,516	18,177,280	(687,764)	(3.8)	18,842,460	23,029,842	26,812,381
Trading liabilities	2,188,923	2,531,114	(342,191)	(13.5)	2,348,851	3,050,628	3,240,784
Other liabilities	4,726,507	4,853,372	(126,865)	(2.6)	5,713,759	4,801,697	13,775,857

Total liabilities	151,633,880	149,809,463	1,824,417	1.2	153,781,813	157,470,776	166,637,156

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	4,917,312	4,911,416	5,896	0.1	4,918,863	5,227,357	5,221,703
Common stock, $1.00 par value	514,667	514,667	-	-	514,667	372,799	372,799
Additional paid in capital	8,521,042	8,520,533	509	-	8,540,036	6,713,536	6,904,644
Retained earnings	8,562,807	8,886,150	(323,343)	(3.6)	9,271,388	9,466,914	10,388,984
Treasury stock, at cost, and other	(1,055,136)	(1,076,633)	(21,497)	2.0	(1,115,782)	(1,168,995)	(1,368,450)
Accumulated other comprehensive income	1,070,163	1,152,151	(81,988)	(7.1)	823,986	1,034,015	981,125

Total shareholders’ equity	22,530,855	22,908,284	(377,429)	(1.6)	22,953,158	21,645,626	22,500,805

Total liabilities and shareholders' equity	$174,164,735	$172,717,747	$1,446,988	0.8	$176,734,971	$179,116,402	$189,137,961

Common shares outstanding	499,156,858	499,146,588	10,270	-	498,786,047	356,693,099	354,515,013
Common shares authorized	750,000,000	750,000,000	-	-	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	50,225	50,225	-	-	50,358	53,500	53,500
Preferred shares authorized	50,000,000	50,000,000	-	-	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	15,509,737	15,520,007	(10,270)	(0.1)	15,880,548	16,106,270	18,284,356

[1] Includes net unrealized gains of	$1,831,948	$1,903,165	($71,217)	(3.7)%	$1,479,277	$1,492,517	$1,413,330
[2] Includes earning assets of	147,896,225	145,554,286	2,341,939	1.6	154,345,469	153,289,712	156,016,463
[3] “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended						Increase/(Decrease) From
	December 31, 2009			September 30, 2009			Sequential Quarter		Prior Year Quarter

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$27,382.6	$410.4	5.99%	$28,397.5	$423.7	5.97%	($1,014.9)	0.02%	($3,624.3)	(0.23)%
Real estate construction	4,753.3	40.5	3.38	5,420.5	45.0	3.29	(667.2)	0.09	(4,161.5)	(1.37)
Real estate home equity lines	15,419.7	129.1	3.32	15,611.3	130.8	3.32	(191.6)	-	(383.4)	(1.06)
Real estate commercial	15,356.8	156.4	4.04	15,820.4	161.7	4.05	(463.6)	(0.01)	620.0	(1.42)
Commercial - FTE [1]	32,707.0	454.4	5.51	35,410.1	452.9	5.07	(2,703.1)	0.44	(7,756.8)	0.20
Credit Card	995.5	19.3	7.77	989.9	18.6	7.53	5.6	0.24	(3.5)	1.01
Consumer - direct	5,071.5	50.8	3.97	5,042.1	49.4	3.89	29.4	0.08	62.1	(1.21)
Consumer - indirect	6,636.0	104.1	6.22	6,616.9	105.6	6.33	19.1	(0.11)	(184.9)	(0.17)
Nonaccrual and restructured	6,713.7	11.5	0.68	6,487.5	9.6	0.59	226.2	0.09	2,860.5	0.15

Total loans	115,036.1	1,376.5	4.75	119,796.2	1,397.3	4.63	(4,760.1)	0.12	(12,571.8)	(0.56)
Securities available for sale:
Taxable	23,338.4	207.5	3.56	19,568.0	196.3	4.01	3,770.4	(0.45)	10,267.2	(2.07)
Tax-exempt - FTE [1]	952.3	12.9	5.41	979.0	13.3	5.44	(26.7)	(0.03)	(55.6)	(0.63)

Total securities available for sale - FTE [1]	24,290.7	220.4	3.63	20,547.0	209.6	4.08	3,743.7	(0.45)	10,211.6	(2.02)
Funds sold and securities purchased under agreements to resell	694.8	0.3	0.18	695.2	0.4	0.22	(0.4)	(0.04)	(268.4)	(0.59)
Loans held for sale	3,933.5	41.3	4.19	5,100.8	57.3	4.49	(1,167.3)	(0.30)	(34.8)	(1.20)
Interest-bearing deposits	24.4	0.0	0.36	25.8	0.1	0.51	(1.4)	(0.15)	(6.5)	(1.78)
Interest earning trading assets	2,607.7	21.4	3.25	3,414.3	23.6	2.74	(806.6)	0.51	(3,930.8)	(0.42)

Total earning assets	146,587.2	1,659.9	4.49	149,579.3	1,688.3	4.48	(2,992.1)	0.01	(6,600.7)	(0.75)
Allowance for loan and lease losses	(2,936.3)			(2,842.7)			(93.6)		(938.4)
Cash and due from banks	7,656.9			3,507.8			4,149.1		4,438.3
Other assets	17,647.6			17,485.0			162.6		(47.7)
Noninterest earning trading assets	3,099.4			3,126.5			(27.1)		(472.4)
Unrealized gains on securities available for sale, net	1,985.7			1,607.3			378.4		614.1

Total assets	$174,040.5			$172,463.2			$1,577.3		($3,006.8)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$26,374.1	$23.0	0.35%	$23,956.2	$23.8	0.39%	$2,417.9	(0.04)%	$6,279.1	(0.30)%
Money market accounts	34,318.3	62.6	0.72	32,505.4	70.4	0.86	1,812.9	(0.14)	6,349.6	(1.08)
Savings	3,813.9	2.4	0.25	3,732.9	3.0	0.32	81.0	(0.07)	353.9	(0.07)
Consumer time	15,549.1	91.4	2.33	16,734.6	118.0	2.80	(1,185.5)	(0.47)	(1,494.4)	(0.98)
Other time	11,900.9	74.5	2.48	13,041.3	94.2	2.86	(1,140.4)	(0.38)	(815.7)	(1.02)

Total interest-bearing consumer and commercial deposits	91,956.3	253.9	1.10	89,970.4	309.4	1.36	1,985.9	(0.26)	10,672.5	(0.93)
Brokered deposits	4,603.6	28.1	2.39	4,706.0	25.5	2.12	(102.4)	0.27	(4,338.7)	(1.30)
Foreign deposits	541.4	0.2	0.10	486.9	0.1	0.11	54.5	(0.01)	(3,165.0)	(0.32)

Total interest-bearing deposits	97,101.3	282.2	1.15	95,163.3	335.0	1.40	1,938.0	(0.25)	3,168.8	(0.98)
Funds purchased	1,427.0	0.6	0.16	1,521.7	0.7	0.18	(94.7)	(0.02)	(729.1)	(0.53)
Securities sold under agreements to repurchase	1,965.1	0.6	0.12	2,043.1	0.8	0.15	(78.0)	(0.03)	(1,644.3)	(0.21)
Interest-bearing trading liabilities	428.8	4.4	4.14	414.1	4.7	4.46	14.7	(0.32)	(157.1)	0.27
Other short-term borrowings	1,711.6	3.0	0.69	1,606.8	2.9	0.73	104.8	(0.04)	(2,451.9)	(0.08)
Long-term debt	17,691.8	162.3	3.64	18,388.6	176.0	3.80	(696.8)	(0.16)	(6,346.0)	(1.06)

Total interest-bearing liabilities	120,325.6	453.1	1.49	119,137.6	520.1	1.73	1,188.0	(0.24)	(8,159.6)	(1.01)
Noninterest-bearing deposits	25,052.2			24,516.0			536.2		4,097.6
Other liabilities	4,319.0			4,384.6			(65.6)		(805.7)
Noninterest-bearing trading liabilities	1,963.0			1,957.1			5.9		(628.8)
Shareholders’ equity	22,380.7			22,467.9			(87.2)		2,489.7

Total liabilities and shareholders’ equity	$174,040.5			$172,463.2			$1,577.3		($3,006.8)

Interest Rate Spread			3.00%			2.75%		0.25%		0.26%

Net Interest Income - FTE [1]		$1,206.8			$1,168.2

Net Interest Margin [2]			3.27%			3.10%		0.17%		0.13%

[1]

The fully taxable-equivalent ("FTE") basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2009			March 31, 2009			December 31, 2008

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$29,388.0	$437.0	5.95%	$29,945.3	$451.5	6.03%	$31,006.9	$482.4	6.22%
Real estate construction	6,448.6	52.6	3.27	7,376.5	59.9	3.29	8,914.8	106.5	4.75
Real estate home equity lines	15,808.9	130.8	3.32	15,906.7	132.7	3.38	15,803.1	173.8	4.38
Real estate commercial	15,774.9	163.1	4.15	15,338.8	158.3	4.18	14,736.8	202.2	5.46
Commercial - FTE [1]	38,599.0	458.9	4.77	39,198.6	453.4	4.69	40,463.8	540.5	5.31
Credit Card	977.8	17.4	7.10	972.2	18.1	7.45	999.0	16.9	6.76
Consumer - direct	5,127.6	50.6	3.96	5,164.6	56.3	4.42	5,009.4	65.3	5.18
Consumer - indirect	6,498.8	103.2	6.37	6,624.1	105.1	6.44	6,820.9	109.6	6.39
Nonaccrual and restructured	5,499.8	10.7	0.78	4,806.7	4.3	0.36	3,853.2	5.1	0.53

Total loans	124,123.4	1,424.3	4.60	125,333.5	1,439.6	4.66	127,607.9	1,702.3	5.31
Securities available for sale:
Taxable	16,479.9	186.7	4.53	16,371.0	199.4	4.87	13,071.2	183.8	5.63
Tax-exempt - FTE [1]	1,009.6	13.8	5.47	1,071.9	14.7	5.50	1,007.9	15.2	6.04

Total securities available for sale - FTE[1]	17,489.5	200.5	4.59	17,442.9	214.1	4.91	14,079.1	199.0	5.65
Funds sold and securities purchased under agreements to resell	825.6	0.6	0.27	963.7	0.9	0.39	963.2	1.9	0.77
Loans held for sale	6,547.3	72.4	4.42	5,348.8	61.8	4.62	3,968.3	53.5	5.39
Interest-bearing deposits	25.0	0.1	1.01	26.1	0.1	1.76	30.9	0.2	2.14
Interest earning trading assets	4,166.4	26.8	2.58	5,275.0	43.7	3.35	6,538.5	60.3	3.67

Total earning assets	153,177.2	1,724.7	4.52	154,390.0	1,760.2	4.62	153,187.9	2,017.2	5.24
Allowance for loan and lease losses	(2,684.0)			(2,350.9)			(1,997.9)
Cash and due from banks	4,188.8			3,995.4			3,218.6
Other assets	16,867.4			17,415.5			17,695.3
Noninterest earning trading assets	3,424.6			4,080.2			3,571.8
Unrealized gains on securities available for sale, net	1,506.5			1,341.1			1,371.6

Total assets	$176,480.5			$178,871.3			$177,047.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$22,768.4	$26.2	0.46%	$21,243.5	$26.1	0.50%	$20,095.0	$32.6	0.65%
Money market accounts	31,251.3	85.5	1.10	29,316.9	96.3	1.33	27,968.7	126.3	1.80
Savings	3,662.2	2.4	0.26	3,443.1	2.3	0.27	3,460.0	2.8	0.32
Consumer time	17,366.8	132.6	3.06	17,240.2	137.0	3.22	17,043.5	141.9	3.31
Other time	13,904.7	106.1	3.06	13,444.0	107.4	3.24	12,716.6	112.0	3.50

Total interest-bearing consumer and commercial deposits	88,953.4	352.8	1.59	84,687.7	369.1	1.77	81,283.8	415.6	2.03
Brokered deposits	6,315.3	46.0	2.88	7,004.9	54.6	3.12	8,942.3	84.3	3.69
Foreign deposits	293.1	0.1	0.12	412.4	0.2	0.17	3,706.4	4.0	0.42

Total interest-bearing deposits	95,561.8	398.9	1.67	92,105.0	423.9	1.87	93,932.5	503.9	2.13
Funds purchased	2,199.2	1.1	0.20	1,533.3	0.9	0.24	2,156.1	3.8	0.69
Securities sold under agreements to repurchase	2,698.9	1.3	0.20	3,245.5	1.8	0.22	3,609.4	3.1	0.33
Interest-bearing trading liabilities	453.1	4.9	4.35	658.6	6.2	3.79	585.9	5.7	3.87
Other short-term borrowings	2,576.2	3.6	0.56	4,967.4	5.1	0.42	4,163.5	8.0	0.77
Long-term debt	20,049.8	193.8	3.88	24,437.7	229.3	3.81	24,037.8	284.0	4.70

Total interest-bearing liabilities	123,539.0	603.6	1.96	126,947.5	667.2	2.13	128,485.2	808.5	2.50
Noninterest-bearing deposits	24,574.1			22,827.2			20,954.6
Other liabilities	4,491.6			4,354.2			5,124.7
Noninterest-bearing trading liabilities	1,950.1			2,374.5			2,591.8
Shareholders’ equity	21,925.7			22,367.9			19,891.0

Total liabilities and shareholders’ equity	$176,480.5			$178,871.3			$177,047.3

Interest Rate Spread			2.56%			2.49%			2.74%

Net Interest Income - FTE [1]		$1,121.1			$1,093.0			$1,208.7

Net Interest Margin [2]			2.94%			2.87%			3.14%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Twelve Months Ended						Increase/(Decrease) From

	December 31, 2009			December 31, 2008			Prior Year

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$28,770.3	$1,722.5	5.99%	$31,758.9	$2,004.8	6.31%	($2,988.6)	(0.32)%
Real estate construction	5,991.0	198.1	3.31	10,828.5	575.8	5.32	(4,837.5)	(2.01)
Real estate home equity lines	15,685.1	523.3	3.34	15,204.9	796.9	5.24	480.2	(1.90)
Real estate commercial	15,573.4	639.4	4.11	13,968.9	789.7	5.65	1,604.5	(1.54)
Commercial - FTE [1]	36,458.0	1,819.6	4.99	38,131.9	2,089.6	5.48	(1,673.9)	(0.49)
Credit Card	984.0	73.5	7.47	862.6	34.5	4.00	121.4	3.47
Consumer - direct	5,101.0	207.1	4.06	4,541.8	254.1	5.60	559.2	(1.54)
Consumer - indirect	6,594.0	418.0	6.34	7,262.5	459.8	6.33	(668.5)	0.01
Nonaccrual and restructured	5,883.8	36.2	0.62	2,872.7	25.4	0.89	3,011.1	(0.27)

Total loans	121,040.6	5,637.7	4.66	125,432.7	7,030.6	5.61	(4,392.1)	(0.95)
Securities available for sale:
Taxable	18,960.2	790.0	4.17	12,219.5	731.0	5.98	6,740.7	(1.81)
Tax-exempt - FTE [1]	1,002.8	54.7	5.46	1,038.4	63.1	6.07	(35.6)	(0.61)

Total securities available for sale - FTE[1]	19,963.0	844.7	4.23	13,257.9	794.1	5.99	6,705.1	(1.76)
Funds sold and securities purchased under agreement to resell	793.8	2.2	0.27	1,317.7	25.1	1.91	(523.9)	(1.64)
Loans held for sale	5,228.4	232.8	4.45	5,105.6	289.9	5.68	122.8	(1.23)
Interest-bearing deposits	25.3	0.2	0.91	25.6	0.8	3.18	(0.3)	(2.27)
Interest earning trading assets	3,857.3	115.4	2.99	7,609.1	304.4	4.00	(3,751.8)	(1.01)

Total earning assets	150,908.4	6,833.0	4.53	152,748.6	8,444.9	5.53	(1,840.2)	(1.00)
Allowance for loan and lease losses	(2,705.5)			(1,815.0)			(890.5)
Cash and due from banks	4,843.6			3,093.2			1,750.4
Other assets	17,354.9			17,270.4			84.5
Noninterest earning trading assets	3,429.1			2,641.6			787.5
Unrealized gains on securities available for sale, net	1,611.9			1,909.5			(297.6)

Total assets	$175,442.4			$175,848.3			($405.9)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$23,600.6	$99.2	0.42%	$21,080.7	$252.9	1.20%	$2,519.9	(0.78)%
Money market accounts	31,863.5	314.8	0.99	26,564.8	520.3	1.96	5,298.7	(0.97)
Savings	3,664.2	10.1	0.27	3,770.9	16.3	0.43	(106.7)	(0.16)
Consumer time	16,718.1	479.0	2.87	16,770.2	639.1	3.81	(52.1)	(0.94)
Other time	13,068.4	382.1	2.92	12,197.2	478.6	3.92	871.2	(1.00)

Total interest-bearing consumer and commercial deposits	88,914.8	1,285.2	1.45	80,383.8	1,907.2	2.37	8,531.0	(0.92)
Brokered deposits	5,648.3	154.2	2.69	10,493.2	391.5	3.73	(4,844.9)	(1.04)
Foreign deposits	433.9	0.5	0.12	4,250.3	78.8	1.85	(3,816.4)	(1.73)

Total interest-bearing deposits	94,997.0	1,439.9	1.52	95,127.3	2,377.5	2.50	(130.3)	(0.98)
Funds purchased	1,669.6	3.3	0.19	2,622.0	51.5	1.96	(952.4)	(1.77)
Securities sold under agreements to repurchase	2,483.4	4.5	0.18	4,961.0	79.1	1.59	(2,477.6)	(1.41)
Interest-bearing trading liabilities	487.8	20.2	4.14	785.7	27.1	3.46	(297.9)	0.68
Other short-term borrowings	2,703.6	14.7	0.54	3,057.2	55.1	1.80	(353.6)	(1.26)
Long-term debt	20,118.7	761.4	3.78	22,892.9	1,117.4	4.88	(2,774.2)	(1.10)

Total interest-bearing liabilities	122,460.1	2,244.0	1.83	129,446.1	3,707.7	2.86	(6,986.0)	(1.03)
Noninterest-bearing deposits	24,249.2			20,949.0			3,300.2
Other liabilities	4,387.2			5,061.4			(674.2)
Noninterest-bearing trading liabilities	2,059.8			1,795.6			264.2
Shareholders’ equity	22,286.1			18,596.2			3,689.9

Total liabilities and shareholders’ equity	$175,442.4			$175,848.3			($405.9)

Interest Rate Spread			2.70%			2.67%		0.03%

Net Interest Income - FTE [1]		$4,589.0			$4,737.2

Net Interest Margin [2]			3.04%			3.10%		(0.06)%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended							Twelve Months Ended
	December 31				Increase/(Decrease)			December 31		Increase/(Decrease)
	2009		2008		Amount		% [1]	2009	2008	Amount	% [1]
CREDIT DATA
Allowance for credit losses - beginning	$3,081,700		$1,965,793		$1,115,907		56.8%	$2,378,507	$1,290,205	$1,088,302	84.4%
Provision for loan losses	916,506		962,494		(45,988)		(4.8)	4,006,714	2,474,215	1,532,499	61.9
Provision for unfunded commitments [4]	57,200		2,718		54,482		NM	87,389	19,810	67,579	NM
Allowance from GB&T acquisition	-		-		-		-	-	158,705	(158,705)	(100.0)
Charge-offs
Commercial	(110,632)		(89,675)		20,957		23.4	(612,761)	(218,727)	394,034	NM
Real estate:
Home equity lines	(167,679)		(136,949)		30,730		22.4	(714,868)	(449,570)	265,298	59.0
Construction	(180,384)		(84,194)		96,190		NM	(506,981)	(194,494)	312,487	NM
Residential mortgages[2]	(335,836)		(156,397)		179,439		NM	(1,235,741)	(525,148)	710,593	NM
Commercial real estate	(2,654)		(23,548)		(20,894)		(88.7)	(31,597)	(24,744)	6,853	27.7
Consumer:
Direct	(14,501)		(13,295)		1,206		9.1	(56,889)	(41,868)	15,021	35.9
Indirect	(35,076)		(65,666)		(30,590)		(46.6)	(152,441)	(192,905)	(40,464)	(21.0)
Credit cards	(22,183)		(12,843)		9,340		72.7	(86,035)	(33,096)	52,939	NM

Total charge-offs	(868,945)		(582,567)		286,378		49.2	(3,397,313)	(1,680,552)	1,716,761	NM

Recoveries
Commercial	15,173		6,724		8,449		NM	40,395	24,139	16,256	67.3
Real estate:
Home equity lines	12,731		4,480		8,251		NM	30,196	16,401	13,795	84.1
Construction	1,339		802		537		67.0	7,566	2,848	4,718	NM
Residential mortgages	5,881		2,816		3,065		NM	17,840	7,766	10,074	NM
Commercial real estate	383		700		(317)		(45.3)	3,821	1,154	2,667	NM
Consumer:
Direct	2,279		1,964		315		16.0	8,149	8,164	(15)	(0.2)
Indirect	9,831		12,102		(2,271)		(18.8)	49,047	54,163	(5,116)	(9.4)
Credit cards	822		481		341		70.9	2,589	1,489	1,100	73.9

Total recoveries	48,439		30,069		18,370		61.1	159,603	116,124	43,479	37.4

Net charge-offs	(820,506)		(552,498)		268,008		48.5	(3,237,710)	(1,564,428)	1,673,282	NM

Allowance for credit losses - ending	$3,234,900		$2,378,507		$856,393		36.0	$3,234,900	$2,378,507	$856,393	36.0

Components:
Allowance for loan and lease losses	$3,120,000		$2,350,996		$769,004		32.7%
Unfunded commitments reserve	114,900		27,511		87,389		NM

Allowance for credit losses	$3,234,900		$2,378,507

Net charge-offs to average loans (annualized)
Commercial	1.14%		0.81%		0.33%		40.8%	1.55%	0.51%	1.04%	NM	%
Real estate:
Home equity lines	3.91		3.33		0.58		17.3	4.29	2.85	1.44	50.5
Construction	11.38		3.29		8.09		NM	6.76	1.63	5.13	NM
Residential mortgages	4.35		1.86		2.49		NM	3.89	1.56	2.33	NM
Commercial real estate	0.06		0.61		(0.55)		(90.2)	0.17	0.17	-	-
Consumer:
Direct	0.96		0.90		0.06		6.7	0.96	0.74	0.22	29.7
Indirect	1.50		3.12		(1.62)		(51.9)	1.56	1.91	(0.35)	(18.3)
Credit cards	8.51		4.92		3.59		73.0	8.48	3.66	4.82	NM
Total net charge-offs to total average loans	2.83		1.72		1.11		64.5	2.67	1.25	1.42	NM

Period Ended
Nonaccrual/nonperforming loans
Commercial	$484,024		$321,980		$162,044		50.3%
Real estate:
Home equity lines	289,019		272,577		16,442		6.0
Construction	1,484,582		1,276,847		207,735		16.3
Residential mortgages	2,715,855		1,846,999		868,856		47.0
Commercial real estate	391,806		176,578		215,228		NM
Consumer loans	37,331		45,045		(7,714)		(17.1)

Total nonaccrual/nonperforming loans	5,402,617		3,940,026		1,462,591		37.1
Other real estate owned (OREO)	619,621		500,481		119,140		23.8
Other repossessed assets	79,104		15,866		63,238		NM

Total nonperforming assets	$6,101,342		$4,456,373		$1,644,969		36.9

Restructured loans (accruing)	$1,640,888		$462,648		$1,178,240		NM

Total accruing loans past due 90 days or more [3]	$1,499,917		$1,032,260		$467,657		45.3%

Total nonperforming loans to total loans	4.75%		3.10%		1.65%		53.2%
Total nonperforming assets to total loans plus OREO and other repossessed assets	5.33		3.49		1.84		52.7
Allowance to period-end loans	2.76		1.86		0.90		48.4
Allowance to nonperforming loans	58.86		61.67		(2.81)		(4.6)
Allowance to annualized net charge-offs	0.96	x	1.07	x	(0.11)	x	(10.3)

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Prior to 2009, borrower misrepresentation fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income/(Loss). These credit-related operating losses totaled $42.5 million and $160.3 million during the three and twelve month periods ended December 31, 2008, respectively. During 2009, credit-related operating losses charged-off against previously established reserves within other liabilities totaled $0 and $194.9 million during the three and twelve month periods ended December 31, 2009, respectively.

3 Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1.3 billion, and $823.0 million at December 31, 2009 and December 31, 2008, respectively.

4 Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provision for credit losses in the Consolidated Statements of Income/(Loss). Including the provision for unfunded commitments for the fourth quarter of 2009, the provision for credit losses was $1.0 billion and $4.1 billion for the three and twelve months ended December 31, 2009, respectively. Considering the immateriality of this provision, prior to the fourth quarter of 2009, the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

	Three Months Ended
	December 31 2009		September 30 2009		Increase/(Decrease)			June 30 2009		March 31 2009		December 31 2008
					Amount		%[1]
CREDIT DATA
Allowance for credit losses - beginning	$3,081,700		$2,924,600		$157,100		5.4%	$2,765,173		$2,378,507		$1,965,793
Provision for loan losses	916,506		1,133,929		(217,423)		(19.2)	962,181		994,098		962,494
Provision for unfunded commitments[4]	57,200		29,100		28,100		96.6	(1,573)		2,662		2,718
Charge-offs
Commercial	(110,632)		(205,164)		(94,532)		(46.1)	(156,013)		(140,952)		(89,675)
Real estate:
Home equity lines	(167,679)		(189,230)		(21,551)		(11.4)	(197,099)		(160,860)		(136,949)
Construction	(180,384)		(158,386)		21,998		13.9	(85,830)		(82,381)		(84,194)
Residential mortgages[2]	(335,836)		(389,640)		(53,804)		(13.8)	(325,144)		(185,121)		(156,397)
Commercial real estate	(2,654)		(24,298)		(21,644)		(89.1)	(2,560)		(2,085)		(23,548)
Consumer:
Direct	(14,501)		(19,955)		(5,454)		(27.3)	(13,378)		(9,055)		(13,295)
Indirect	(35,076)		(35,131)		(55)		(0.2)	(32,900)		(49,334)		(65,666)
Credit cards	(22,183)		(24,090)		(1,907)		(7.9)	(22,634)		(17,128)		(12,843)

Total charge-offs	(868,945)		(1,045,894)		(176,949)		(16.9)	(835,558)		(646,916)		(582,567)

Recoveries
Commercial	15,173		9,589		5,584		58.2	6,451		9,182		6,724
Real estate:
Home equity lines	12,731		8,639		4,092		47.4	5,014		3,812		4,480
Construction	1,339		1,761		(422)		(24.0)	3,283		1,183		802
Residential mortgages	5,881		3,955		1,926		48.7	4,705		3,299		2,816
Commercial real estate	383		3,462		(3,079)		(88.9)	(165)		141		700
Consumer:
Direct	2,279		2,003		276		13.8	1,737		2,130		1,964
Indirect	9,831		9,890		(59)		(0.6)	12,736		16,590		12,102
Credit cards	822		666		156		23.4	616		485		481

Total recoveries	48,439		39,965		8,474		21.2	34,377		36,822		30,069

Net charge-offs	(820,506)		(1,005,929)		(185,423)		(18.4)	(801,181)		(610,094)		(552,498)

Allowance for credit losses - ending	$3,234,900		$3,081,700		$153,200		5.0	$2,924,600		$2,765,173		$2,378,507

Components:
Allowance for loan and lease losses	$3,120,000		$3,024,000		$96,000		3.2%	$2,896,000		$2,735,000		$2,350,996
Unfunded commitments reserve	114,900		57,700		57,200		99.1	28,600		30,173		27,511

Allowance for credit losses	$3,234,900		$3,081,700					$2,924,600		$2,765,173		$2,378,507

Net charge-offs to average loans (annualized)
Commercial	1.14%		2.15%		(1.01)%		(47.0)%	1.53%		1.35%		0.81%
Real estate:
Home equity lines	3.91		4.51		(0.60)		(13.3)	4.79		4.00		3.33
Construction	11.38		8.83		2.55		28.9	4.20		3.76		3.29
Residential mortgages	4.35		4.92		(0.57)		(11.6)	4.06		2.28		1.86
Commercial real estate	0.06		0.51		(0.45)		(88.2)	0.07		0.05		0.61
Consumer:
Direct	0.96		1.41		(0.45)		(31.9)	0.91		0.54		0.90
Indirect	1.50		1.50		-		-	1.24		2.00		3.12
Credit cards	8.51		9.39		(0.88)		(9.4)	9.03		6.94		4.92
Total net charge-offs to total average loans	2.83		3.33		(0.50)		(15.0)	2.59		1.97		1.72
Period Ended
Nonaccrual/nonperforming loans
Commercial	$484,024		$595,454		($111,430)		(18.7)%	$716,427		$400,076		$321,980
Real estate:
Home equity lines	289,019		280,072		8,947		3.2	311,247		323,226		272,577
Construction	1,484,582		1,582,148		(97,566)		(6.2)	1,613,186		1,468,108		1,276,847
Residential mortgages	2,715,855		2,645,512		70,343		2.7	2,529,163		2,177,946		1,846,999
Commercial real estate	391,806		302,515		89,291		29.5	284,514		221,790		176,578
Consumer loans	37,331		38,610		(1,279)		(3.3)	49,422		49,842		45,045

Total nonaccrual/nonperforming loans	5,402,617		5,444,311		(41,694)		(0.8)	5,503,959		4,640,988		3,940,026
Other real estate owned (OREO)	619,621		571,553		48,068		8.4	588,922		593,579		500,481
Other repossessed assets	79,104		78,911		193		0.2	72,149		11,807		15,866

Total nonperforming assets	$6,101,342		$6,094,775		$6,567		0.1	$6,165,030		$5,246,374		$4,456,373

Restructured loans (accruing)	$1,640,888		$1,343,643		$297,245		22.1%	$925,045		$651,068		$462,648

Total accruing loans past due 90 days or more [3]	$1,499,917		$1,508,744		($8,827)		(0.6)%	$1,410,647		$1,341,567		$1,032,260

Total nonperforming loans to total loans	4.75%		4.67%		0.08%		1.7%	4.48%		3.75%		3.10%
Total nonperforming assets to total loans plus OREO and other repossessed assets	5.33		5.20		0.13		2.5	4.99		4.21		3.49
Allowance to period-end loans	2.76		2.61		0.15		5.7	2.37		2.21		1.86
Allowance to nonperforming loans	58.86		56.67		2.19		3.9	53.81		60.38		61.67
Allowance to annualized net charge-offs	0.96	x	0.76	x	0.20	x	26.3	0.90	x	1.11	x	1.07	x

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

2 Prior to 2009, borrower misrepresentation fraud and denied insurance claim losses were recorded as operating losses in the Consolidated Statements of Income/(Loss). These credit-related operating losses totaled $42.5 million during the quarter ended December 31, 2008. During 2009, credit-related operating losses charged-off against previously established reserves within other liabilities totaled $42.8 million and $152.1 million during the three month periods ended June 30, 2009 and March 31, 2009, respectively.

3 Total accruing loans past due 90 days or more contain loans that are guaranteed by governmental entities. These loans were $1.3 billion, $1.2 billion, $1.1 billion, $1.0 billion, and $823.0 million at December 31, 2009, September 30, 2009, June 30, 2009, March 31, 2009, and December 31, 2008, respectively.

4 Beginning in the fourth quarter of 2009, SunTrust began recording the provision for unfunded commitments within the provison for credit losses in the Consolidated Statements of Income/(Loss). Including the provision for unfunded commitments for the fourth quarter of 2009, the provision for credit losses was $1.0 billion for the three months ended December 31, 2009. Considering the immateriality of this provision, prior to the fourth quarter of 2009, the provision for unfunded commitments remains classified within other noninterest expense in the Consolidated Statements of Income/(Loss).

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31					December 31
	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total	Core Deposit Intangible	Mortgage Servicing Rights- Amortized Cost	Mortgage Servicing Rights- Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$158,404	$1,150,013	$ -	$81,548	$1,389,965	$172,655	$1,049,425	$ -	$140,915	$1,362,995
Amortization	(13,093)	(58,546)	-	(4,166)	(75,805)	(56,854)	(223,092)	-	(19,406)	(299,352)
Mortgage Servicing Rights (“MSRs”) originated	-	89,007	-	-	89,007	-	485,597	-	-	485,597
MSRs impairment reserve	-	(370,000)	-	-	(370,000)	-	(371,881)	-	-	(371,881)
MSRs impairment recovery	-	-	-	-	-	-	1,881	-	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-	-	-	-	-	(5,992)	(5,992)
Sale/securitization of MSRs	-	-	-	-	-	-	(131,456)	-	-	(131,456)
Customer intangible impairment charge	-	-	-	-	-	-	-	-	(45,000)	(45,000)
Purchased credit card relationships	-	-	-	-	-	-	-	-	9,898	9,898
Acquisition of GB&T	-	-	-	-	-	29,510	-	-	-	29,510
Sale of First Mercantile	-	-	-	-	-	-	-	-	(3,033)	(3,033)
Other	-	-	-	2,260	2,260	-	-	-	2,260	2,260

Balance December 31, 2008	$145,311	$810,474	$ -	$79,642	$1,035,427	$145,311	$810,474	$ -	$79,642	$1,035,427

Balance, beginning of period	$112,950	$639,474	$783,242	$68,470	$1,604,136	$145,311	$810,474	$ -	$79,642	$1,035,427
Designated at fair value (transfers from amortized cost)	-	-	-	-	-	-	(187,804)	187,804	-	-
Amortization	(8,710)	(46,113)	-	(3,413)	(58,236)	(41,071)	(218,008)	-	(14,736)	(273,815)
MSRs originated	-	-	96,297	-	96,297	-	-	681,813	-	681,813
MSRs impairment recovery	-	10,460	-	-	10,460	-	199,159	-	-	199,159
Fair value changes due to inputs and assumptions	-	-	90,491	-	90,491	-	-	160,639	-	160,639
Other changes in fair value	-	-	(34,469)	-	(34,469)	-	-	(94,695)	-	(94,695)
Other	-	-	-	2,620	2,620	-	-	-	2,771	2,771

Balance, December 31, 2009	$104,240	$603,821	$935,561	$67,677	$1,711,299	$104,240	$603,821	$935,561	$67,677	$1,711,299

	Three Months Ended
	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008
COMMON SHARE ROLLFORWARD
Beginning balance	499,147	498,786	356,693	354,515	353,963
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	10	361	226	2,178	552
Issuance of common stock - Capital Plan	-	-	141,867	-	-

Ending balance	499,157	499,147	498,786	356,693	354,515

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased [1]	-	-	-	-	-
Average price per share of repurchased common shares	$ -	$ -	$ -	$ -	$ -
Maximum number of common shares that may yet be purchased under repurchase plans or programs	30,000	30,000	30,000	30,000	30,000

1 This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008	December 31 2009	December 31 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income/(loss)	($248,115)	($316,941)	($183,460)	($815,167)	($347,587)	($1,563,683)	$795,774
Securities (gains)/losses, net of tax	(45,166)	(28,949)	15,437	(2,094)	(254,853)	(60,772)	(665,446)

Net income/(loss) excluding net securities (gains)/losses, net of tax	(293,281)	(345,890)	(168,023)	(817,261)	(602,440)	(1,624,455)	130,328

The Coca-Cola Company stock dividend, net of tax	(10,947)	(10,947)	(10,947)	(10,947)	(10,146)	(43,788)	(49,769)
Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax	(304,228)	(356,837)	(178,970)	(828,208)	(612,586)	(1,668,243)	80,559
Preferred dividends, Series A	(1,745)	(1,763)	(5,635)	(5,000)	(5,055)	(14,143)	(22,255)
U.S. Treasury preferred dividends and accretion of discount	(66,522)	(66,439)	(66,546)	(66,279)	(26,579)	(265,786)	(26,579)
Dividends and undistributed earnings allocated to unvested shares	(42)	3,106	1,788	11,065	4,283	15,917	(5,958)
Gain on purchase of Series A preferred stock	-	4,893	89,425	-	-	94,318	-

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company stock dividend	($372,537)	($417,040)	($159,938)	($888,422)	($639,937)	($1,837,937)	$25,767

Total average assets	$174,040,539	$172,463,221	$176,480,470	$178,871,285	$177,047,258	$175,442,423	$175,848,265
Average net unrealized securities gains	(1,985,746)	(1,607,293)	(1,506,504)	(1,341,146)	(1,371,624)	(1,611,931)	(1,909,462)

Average assets less net unrealized securities gains	$172,054,793	$170,855,928	$174,973,966	$177,530,139	$175,675,634	$173,830,492	$173,938,803

Total average common shareholders’ equity	$17,467,001	$17,556,380	$16,699,659	$17,144,179	$17,600,105	$17,218,619	$17,646,107
Average accumulated other comprehensive income	(698,324)	(504,018)	(745,189)	(824,314)	(996,955)	(692,098)	(1,220,949)

Total average realized common shareholders’ equity	$16,768,677	$17,052,362	$15,954,470	$16,319,865	$16,603,150	$16,526,521	$16,425,158

Return on average total assets	(0.57)%	(0.73)%	(0.42)%	(1.85)%	(0.78)%	(0.89)%	0.45%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.13)	(0.10)	0.01	(0.04)	(0.61)	(0.07)	(0.40)

Return on average total assets less net unrealized securities gains [1]	(0.70)%	(0.83)%	(0.41)%	(1.89)%	(1.39)%	(0.96)%	0.05%

Return on average common shareholders’ equity	(7.19)%	(8.52)%	(3.95)%	(20.71)%	(8.47)%	(10.07)%	4.20%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(1.62)	(1.18)	(0.07)	(1.37)	(6.86)	(1.05)	(4.04)

Return on average realized common shareholders’ equity [2]	(8.81)%	(9.70)%	(4.02)%	(22.08)%	(15.33)%	(11.12)%	0.16%

Efficiency ratio [3]	74.58%	73.53%	69.68%	97.22%	82.34%	79.07%	63.83%
Impact of excluding amortization/impairment of goodwill/intangible assets other than MSRs	(0.62)	(0.71)	(0.63)	(34.25)	(0.90)	(9.72)	(1.32)

Tangible efficiency ratio [4]	73.96%	72.82%	69.05%	62.97%	81.44%	69.35%	62.51%

Total shareholders’ equity	$22,530,855	$22,908,284	$22,953,158	$21,645,626	$22,500,805
Goodwill, net of deferred taxes	(6,204,415)	(6,204,954)	(6,213,243)	(6,224,610)	(6,941,104)
Other intangible assets including MSRs, net of deferred taxes	(1,671,055)	(1,559,765)	(1,468,209)	(1,049,155)	(978,211)
MSRs	1,539,382	1,422,716	1,322,322	894,797	810,474

Tangible equity	16,194,767	16,566,281	16,594,028	15,266,658	15,391,964
Preferred stock	(4,917,312)	(4,911,416)	(4,918,863)	(5,227,357)	(5,221,703)

Tangible common equity	$11,277,455	$11,654,865	$11,675,165	$10,039,301	$10,170,261

Total assets	$174,164,735	$172,717,747	$176,734,971	$179,116,402	$189,137,961
Goodwill	(6,319,078)	(6,314,382)	(6,314,382)	(6,309,431)	(7,043,503)
Other intangible assets including MSRs	(1,711,299)	(1,604,136)	(1,517,483)	(1,103,333)	(1,035,427)
MSRs	1,539,382	1,422,716	1,322,322	894,797	810,474

Tangible assets	$167,673,740	$166,221,945	$170,225,428	$172,598,435	$181,869,505

Tangible equity to tangible assets [5]	9.66%	9.96%	9.75%	8.85%	8.46%
Tangible book value per common share [7]	$22.59	$23.35	$23.41	$28.15	$28.69
Net interest income	$1,176,477	$1,137,458	$1,089,657	$1,062,098	$1,176,860	$4,465,690	$4,619,656
Taxable-equivalent adjustment	30,286	30,716	31,428	30,859	31,790	123,289	117,487

Net interest income - FTE	1,206,763	1,168,174	1,121,085	1,092,957	1,208,650	4,588,979	4,737,143
Noninterest income	742,314	775,051	1,071,675	1,121,238	717,729	3,710,278	4,473,463

Total revenue - FTE	1,949,077	1,943,225	2,192,760	2,214,195	1,926,379	8,299,257	9,210,606
Securities (gains)/losses, net	(72,849)	(46,692)	24,899	(3,377)	(411,053)	(98,019)	(1,073,300)

Total revenue - FTE excluding net securities (gains)/losses [6]	$1,876,228	$1,896,533	$2,217,659	$2,210,818	$1,515,326	$8,201,238	$8,137,306

1SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily client relationship and client transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

2SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average realized common shareholders’ equity.

3Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

4SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

5SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

6 SunTrust presents total revenue- FTE excluding net realized securities (gains)/losses. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

7SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE, continued

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31 2009	September 30 2009	June 30 2009	March 31 2009	December 31 2008	December 31 2009	December 31 2008
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Total noninterest expense	$1,453,566	$1,428,847	$1,527,972	$2,152,023	$1,586,153	$6,562,408	$5,879,023
Goodwill/intangible impairment charges other than MSRs	-	-	-	751,156	-	751,156	45,000

Total noninterest expense excluding goodwill/intangible impairment charges other than MSRs[1]	$1,453,566	$1,428,847	$1,527,972	$1,400,867	$1,586,153	$5,811,252	$5,834,023

Net income/(loss)	($248,115)	($316,941)	($183,460)	($815,167)	($347,587)	($1,563,683)	$795,774
Goodwill/intangible impairment charges other than MSRs, after tax	-	-	-	723,853	-	723,853	27,281

Net income/(loss) excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($248,115)	($316,941)	($183,460)	($91,314)	($347,587)	($839,830)	$823,055

Net income/(loss) available to common shareholders	($316,424)	($377,144)	($164,428)	($875,381)	($374,938)	($1,733,377)	$740,982
Goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	714,824	-	714,824	27,006

Net income/(loss) available to common shareholders excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($316,424)	($377,144)	($164,428)	($160,557)	($374,938)	($1,018,553)	$767,988

Net income/(loss) per average common share, diluted	($0.64)	($0.76)	($0.41)	($2.49)	($1.07)	($3.98)	$2.12
Impact of excluding goodwill/intangible impairment charges other than MSRs attributable to common shareholders, after tax	-	-	-	2.03	-	1.64	0.07

Net income/(loss) per average diluted common share, excluding goodwill/intangible impairment charges other than MSRs, after tax[1]	($0.64)	($0.76)	($0.41)	($0.46)	($1.07)	($2.34)	$2.19

SUPPLEMENTAL INCOME STATEMENT RECONCILIATION
Net income/(loss)	($248,115)	($316,941)	($183,460)	($815,167)	($347,587)	($1,563,683)	$795,774
Preferred dividends, Series A	(1,745)	(1,763)	(5,635)	(5,000)	(5,055)	(14,143)	(22,255)
U.S. Treasury preferred dividends and accretion of discount	(66,522)	(66,439)	(66,546)	(66,279)	(26,579)	(265,786)	(26,579)
Dividends and undistributed earnings allocated to unvested shares	(42)	3,106	1,788	11,065	4,283	15,917	(5,958)
Gain on purchase of Series A preferred stock	-	4,893	89,425	-	-	94,318	-

Net income/(loss) available to common shareholders	($316,424)	($377,144)	($164,428)	($875,381)	($374,938)	($1,733,377)	$740,982

1SunTrust presents noninterest expense, net income/(loss), net income/(loss) available to common shareholders, and net income/(loss) per average common diluted share that excludes the portion of the impairment charges on goodwill and intangible assets other than MSRs allocated to the common shareholders. The Company believes this measure is useful to investors, because removing the non-cash impairment charges provides a more representative view of normalized operations and the measure also allows better comparability with peers in the industry who also provide a similar presentation when applicable. In addition, management uses this measure internally to analyze performance.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[3]	December 31 2009	December 31 2008	% Change[3]
Statements of Income

Net interest income[1]	$611,634	$650,231	(5.9)%	$2,345,576	$2,559,079	(8.3)%
FTE adjustment	10,199	8,871	15.0	37,269	34,511	8.0

Net interest income - FTE	621,833	659,102	(5.7)	2,382,845	2,593,590	(8.1)
Provision for credit losses[2]	349,314	217,817	60.4	1,175,241	589,879	99.2

Net interest income after provision for loan losses - FTE	272,519	441,285	(38.2)	1,207,604	2,003,711	(39.7)

Noninterest income before securities gains/(losses)	348,229	334,549	4.1	1,362,983	1,392,493	(2.1)
Securities gains/(losses), net	18	(6)	NM	7	(226)	NM

Total noninterest income	348,247	334,543	4.1	1,362,990	1,392,267	(2.1)

Noninterest expense before amortization/impairment of goodwill/intangible assets	755,559	718,119	5.2	2,952,683	2,673,529	10.4
Amortization/impairment of goodwill/intangible assets	8,703	13,086	(33.5)	340,282	56,815	NM

Total noninterest expense	764,262	731,205	4.5	3,292,965	2,730,344	20.6

Income/(loss) before provision/(benefit) for income taxes	(143,496)	44,623	NM	(722,371)	665,634	NM
Provision/(benefit) for income taxes	(88,947)	(16,224)	NM	(278,329)	126,146	NM
FTE adjustment	10,199	8,871	15.0	37,269	34,511	8.0

Net income/(loss) including income attributable to noncontrolling interest	(64,748)	51,976	NM	(481,311)	504,977	NM
Less: net income attributable to noncontrolling interest	-	1	(100.0)	-	2	(100.0)

Net income/(loss)	($64,748)	$51,975	NM	($481,311)	$504,975	NM

Total revenue - FTE	$970,080	$993,645	(2.4)	$3,745,835	$3,985,857	(6.0)

Selected Average Balances

Total loans	$46,674,923	$50,909,953	(8.3)%	$48,993,019	$50,651,083	(3.3)%
Goodwill	5,738,803	6,214,919	(7.7)	5,854,113	6,152,555	(4.9)
Other intangible assets excluding MSRs	108,737	151,985	(28.5)	123,461	161,390	(23.5)
Total assets	53,988,605	58,637,459	(7.9)	56,409,092	58,337,176	(3.3)
Consumer and commercial deposits	94,908,812	83,150,275	14.1	91,289,705	82,338,664	10.9

Performance Ratios

Efficiency ratio	78.78%	73.59%		87.91%	68.50%
Impact of excluding amortization/impairment of goodwill/intangible assets	(6.13)	(6.44)		(14.64)	(6.00)

Tangible efficiency ratio	72.65%	67.15%		73.27%	62.50%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[3]	December 31 2009	December 31 2008	% Change[3]
Statements of Income

Net interest income[1]	$81,943	$96,282	(14.9)%	$316,759	$274,821	15.3%
FTE adjustment	17,363	18,648	(6.9)	72,530	64,719	12.1

Net interest income - FTE	99,306	114,930	(13.6)	389,289	339,540	14.7
Provision for credit losses[2]	24,766	53,061	(53.3)	298,164	55,250	NM

Net interest income after provision for loan losses - FTE	74,540	61,869	20.5	91,125	284,290	(67.9)

Noninterest income before securities gains/(losses)	138,776	118,296	17.3	700,073	561,807	24.6
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	138,776	118,296	17.3	700,073	561,807	24.6

Noninterest expense before amortization of intangible assets	136,159	132,394	2.8	559,352	540,422	3.5
Amortization of intangible assets	-	122	(100.0)	366	488	(25.0)

Total noninterest expense	136,159	132,516	2.7	559,718	540,910	3.5

Income before provision/(benefit) for income taxes	77,157	47,649	61.9	231,480	305,187	(24.2)
Provision/(benefit) for income taxes	12,141	(12,603)	NM	14,363	52,040	(72.4)
FTE adjustment	17,363	18,648	(6.9)	72,530	64,719	12.1

Net income including income attributable to noncontrolling interest	47,653	41,604	14.5	144,587	188,428	(23.3)
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$47,653	$41,604	14.5	$144,587	$188,428	(23.3)

Total revenue - FTE	$238,082	$233,226	2.1	$1,089,362	$901,347	20.9

Selected Average Balances

Total loans	$18,127,797	$24,145,672	(24.9)%	$20,920,531	$21,618,757	(3.2)%
Goodwill	223,307	223,392	(0.0)	223,307	223,619	(0.1)
Other intangible assets excluding MSRs	-	430	(100.0)	137	616	(77.8)
Total assets	27,471,292	36,239,918	(24.2)	30,897,635	32,254,013	(4.2)
Consumer and commercial deposits	6,906,303	7,135,419	(3.2)	7,008,152	6,550,758	7.0

Performance Ratios

Efficiency ratio	57.19%	56.82%		51.38%	60.01%
Impact of excluding amortization of intangible assets	(0.63)	(0.69)		(0.53)	(0.73)

Tangible efficiency ratio	56.56%	56.13%		50.85%	59.28%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

HOUSEHOLD LENDING LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[3]	December 31 2009	December 31 2008	% Change[3]

Statements of Income

Net interest income[1]	$179,292	$171,837	4.3%	$780,190	$726,850	7.3%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	179,292	171,837	4.3	780,190	726,850	7.3
Provision for credit losses[2]	428,180	271,187	57.9	1,683,450	893,139	88.5

Net interest income after provision for loan losses - FTE	(248,888)	(99,350)	NM	(903,260)	(166,289)	NM

Noninterest income before securities gains/(losses)	(1,101)	(333,191)	(99.7)	758,323	82,113	NM
Securities gains/(losses), net	(2,183)	410,737	NM	(30,641)	399,177	NM

Total noninterest income	(3,284)	77,546	NM	727,682	481,290	51.2

Noninterest expense before amortization/impairment of goodwill/intangible assets	314,468	553,045	(43.1)	1,331,928	1,529,305	(12.9)
Amortization/impairment of goodwill/intangible assets	349	383	(8.9)	453,399	1,873	NM

Total noninterest expense	314,817	553,428	(43.1)	1,785,327	1,531,178	16.6

Loss before benefit for income taxes	(566,989)	(575,232)	(1.4)	(1,960,905)	(1,216,177)	61.2
Benefit for income taxes	(217,194)	(225,619)	(3.7)	(593,021)	(480,216)	23.5
FTE adjustment	-	-	-	-	-	-

Net loss including income attributable to noncontrolling interest	(349,795)	(349,613)	0.1	(1,367,884)	(735,961)	85.9
Less: net income attributable to noncontrolling interest	354	235	50.6	2,971	1,530	94.2

Net loss	($350,149)	($349,848)	0.1	($1,370,855)	($737,491)	85.9

Total revenue - FTE	$176,008	$249,383	(29.4)	$1,507,872	$1,208,140	24.8

Selected Average Balances

Total loans	$41,977,128	$44,088,220	(4.8)%	$42,737,683	$44,732,513	(4.5)%
Goodwill	-	279,304	(100.0)	69,853	277,423	(74.8)
Other intangible assets excluding MSRs	8,203	9,833	(16.6)	8,763	3,026	NM
Total assets	49,164,111	55,066,846	(10.7)	51,221,820	56,333,437	(9.1)
Consumer and commercial deposits	2,774,494	2,151,211	29.0	3,161,482	2,268,403	39.4

Performance Ratios

Efficiency ratio	178.87%	221.92%		118.40%	126.74%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.30)	(3.17)		(30.29)	(1.50)

Tangible efficiency ratio	178.57%	218.75%		88.11%	125.24%

Other Information

Production Data
Channel mix
Retail	$4,433,834	$3,131,622	41.6%	$24,734,540	$17,019,652	45.3%
Wholesale	2,138,064	2,117,785	1.0	12,679,097	12,130,940	4.5
Correspondent	1,849,045	1,976,900	(6.5)	12,721,128	7,279,578	74.8

Total production	$8,420,943	$7,226,307	16.5	$50,134,765	$36,430,170	37.6

Channel mix - percent
Retail	53%	43%		49%	47%
Wholesale	25	29		25	33
Correspondent	22	28		26	20

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$4,851,407	$3,077,888	57.6	$35,217,156	$16,371,010	NM
Purchase	3,569,536	4,148,419	(14.0)	14,917,609	20,059,160	(25.6)

Total production	$8,420,943	$7,226,307	16.5	$50,134,765	$36,430,170	37.6

Purchase and refinance mix - percent
Refinance	58%	43%		70%	45%
Purchase	42	57		30	55

Total production	100%	100%		100%	100%

Applications	$11,917,546	$16,785,691	(29.0)	$74,422,294	$68,558,868	8.6

Mortgage Servicing Data (End of Period)
Total loans serviced	$178,922,850	$162,014,586	10.4%
Total loans serviced for others	146,699,477	130,503,763	12.4
Net carrying value of MSRs	1,539,381	810,474	89.9
Ratio of net carrying value of MSRs to total loans serviced for others	1.049%	0.621%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[3]	December 31 2009	December 31 2008	% Change[3]
Statements of Income

Net interest income[1]	$81,585	$84,163	(3.1)%	$303,954	$325,076	(6.5)%
FTE adjustment	4	5	(20.0)	17	29	(41.4)

Net interest income - FTE	81,589	84,168	(3.1)	303,971	325,105	(6.5)
Provision for credit losses[2]	17,746	10,072	76.2	79,166	26,895	NM

Net interest income after provision for loan losses - FTE	63,843	74,096	(13.8)	224,805	298,210	(24.6)

Noninterest income before securities gains/(losses)	206,005	188,226	9.4	749,496	949,219	(21.0)
Securities gains/(losses), net	(705)	-	-	(945)	(116)	NM

Total noninterest income	205,300	188,226	9.1	748,551	949,103	(21.1)

Noninterest expense before amortization/impairment of intangible assets	220,436	207,327	6.3	850,679	908,140	(6.3)
Amortization/impairment of intangible assets	2,971	3,567	(16.7)	12,382	61,673	(79.9)

Total noninterest expense	223,407	210,894	5.9	863,061	969,813	(11.0)

Income before provision for income taxes	45,736	51,428	(11.1)	110,295	277,500	(60.3)
Provision for income taxes	17,701	20,286	(12.7)	42,417	102,230	(58.5)
FTE adjustment	4	5	(20.0)	17	29	(41.4)

Net income including income/(loss) attributable to noncontrolling interest	28,031	31,137	(10.0)	67,861	175,241	(61.3)
Less: net income/(loss) attributable to noncontrolling interest	(7)	-	-	(7)	849	NM

Net income	$28,038	$31,137	(10.0)	$67,868	$174,392	(61.1)

Total revenue - FTE	$286,889	$272,394	5.3	$1,052,522	$1,274,208	(17.4)

Selected Average Balances

Total loans	$8,038,638	$8,252,303	(2.6)%	$8,197,721	$8,174,230	0.3%
Goodwill	353,366	333,396	6.0	348,501	329,750	5.7
Other intangible assets excluding MSRs	55,247	65,806	(16.0)	59,299	95,153	(37.7)
Total assets	8,867,017	9,030,557	(1.8)	8,984,057	9,009,009	(0.3)
Consumer and commercial deposits	11,686,363	9,172,112	27.4	11,029,742	9,506,060	16.0

Performance Ratios

Efficiency ratio	77.87%	77.42%		82.00%	76.11%
Impact of excluding amortization/impairment of intangible assets	(2.32)	(2.61)		(2.64)	(5.92)

Tangible efficiency ratio	75.55%	74.81%		79.36%	70.19%

Other Information (End of Period)

Assets under adminstration
Managed (discretionary) assets	$119,463,262	$113,109,076	5.6%
Non-managed assets	46,055,647	45,729,084	0.7

Total assets under administration	165,518,909	158,838,160	4.2

Brokerage assets	31,826,934	31,221,049	1.9
Corporate trust assets	8,092,512	4,440,078	82.3

Total assets under advisement	$205,438,355	$194,499,287	5.6

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[2]	December 31 2009	December 31 2008	% Change[2]

Statements of Income

Net interest income	$222,023	$174,347	27.3%	$719,211	$733,830	(2.0)%
FTE adjustment	2,720	4,266	(36.2)	13,473	18,228	(26.1)

Net interest income - FTE	224,743	178,613	25.8	732,684	752,058	(2.6)
Provision for credit losses[1]	153,700	410,357	(62.5)	827,893	909,052	(8.9)

Net interest income after provision for loan losses - FTE	71,043	(231,744)	NM	(95,209)	(156,994)	(39.4)

Noninterest income before securities gains/(losses)	(22,444)	(1,204)	NM	41,384	414,531	(90.0)
Securities gains/(losses), net	75,719	322	NM	129,598	674,465	(80.8)

Total noninterest income	53,275	(882)	NM	170,982	1,088,996	(84.3)

Noninterest expense before amortization of intangible assets	14,822	(41,991)	NM	60,932	106,367	(42.7)
Amortization of intangible assets	99	101	(2.0)	405	411	(1.5)

Total noninterest expense	14,921	(41,890)	NM	61,337	106,778	(42.6)

Income/(loss) before provision/(benefit) for income taxes	109,397	(190,736)	NM	14,436	825,224	(98.3)
Provision/(benefit) for income taxes	13,306	(74,796)	NM	(84,213)	132,529	NM
FTE adjustment	2,720	4,266	(36.2)	13,473	18,228	(26.1)

Net income/(loss) including income attributable to noncontrolling interest	93,371	(120,206)	NM	85,176	674,467	(87.4)
Less: net income attributable to noncontrolling interest	2,280	2,249	1.4	9,148	8,997	1.7

Net income/(loss)	$91,091	($122,455)	NM	$76,028	$665,470	(88.6)

Total revenue - FTE	$278,018	$177,731	56.4	$903,666	$1,841,054	(50.9)

Selected Average Balances

Total loans	$217,617	$211,766	2.8%	$191,655	$256,164	(25.2)%
Securities available for sale	24,919,072	12,684,774	96.4	21,252,324	13,824,802	53.7
Goodwill	(1)	434	NM	(1)	28,035	(100.0)
Other intangible assets excluding MSRs	3,768	4,172	(9.7)	3,918	4,329	(9.5)
Total assets	34,549,514	18,072,478	91.2	27,929,819	19,914,630	40.2
Consumer and commercial deposits	732,484	629,357	16.4	674,977	668,872	0.9

Other Information

Duration of investment portfolio	3.0%	2.8%

Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.5%	4.1%
Instantaneous 100 bp decrease in rates over next 12 months	(0.3)%	(1.3)%

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	-%	3.3%
Instantaneous 100 bp decrease in rates over next 12 months	0.1%	(0.1)%

1 Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

3 The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31 2009	December 31 2008	% Change[1]	December 31 2009	December 31 2008	% Change[1]

Statements of Income

Net interest income	$1,176,477	$1,176,860	(0.0)%	$4,465,690	$4,619,656	(3.3)%
FTE adjustment	30,286	31,790	(4.7)	123,289	117,487	4.9

Net interest income - FTE	1,206,763	1,208,650	(0.2)	4,588,979	4,737,143	(3.1)
Provision for credit losses	973,706	962,494	1.2	4,063,914	2,474,215	64.3

Net interest income after provision for loan losses - FTE	233,057	246,156	(5.3)	525,065	2,262,928	(76.8)

Noninterest income before securities gains/(losses)	669,465	306,676	NM	3,612,259	3,400,163	6.2
Securities gains/(losses), net	72,849	411,053	(82.3)	98,019	1,073,300	(90.9)

Total noninterest income	742,314	717,729	3.4	3,710,278	4,473,463	(17.1)

Noninterest expense before amortization/impairment of goodwill/intangible assets	1,441,444	1,568,894	(8.1)	5,755,574	5,757,763	-
Amortization/impairment of goodwill/intangible assets	12,122	17,259	(29.8)	806,834	121,260	NM

Total noninterest expense	1,453,566	1,586,153	(8.4)	6,562,408	5,879,023	11.6

Income/(loss) before provision/(benefit) for income taxes	(478,195)	(622,268)	(23.2)	(2,327,065)	857,368	NM
Provision/(benefit) for income taxes	(262,993)	(308,956)	(14.9)	(898,783)	(67,271)	NM
FTE adjustment	30,286	31,790	(4.7)	123,289	117,487	4.9

Net income/(loss) including income attributable to noncontrolling interest	(245,488)	(345,102)	(28.9)	(1,551,571)	807,152	NM
Less: net income attributable to noncontrolling interest	2,627	2,485	5.7	12,112	11,378	6.5

Net income/(loss)	($248,115)	($347,587)	(28.6)	($1,563,683)	$795,774	NM

Total revenue - FTE	$1,949,077	$1,926,379	1.2	$8,299,257	$9,210,606	(9.9)

Selected Average Balances

Total loans	$115,036,103	$127,607,914	(9.9)%	$121,040,609	$125,432,747	(3.5)%
Goodwill	6,315,475	7,051,445	(10.4)	6,495,773	7,011,382	(7.4)
Other intangible assets excluding MSRs	175,955	232,226	(24.2)	195,578	264,514	(26.1)
Total assets	174,040,539	177,047,258	(1.7)	175,442,423	175,848,265	(0.2)
Consumer and commercial deposits	117,008,456	102,238,374	14.4	113,164,058	101,332,757	11.7

Performance Ratios

Efficiency ratio	74.58%	82.34%		79.07%	63.83%
Impact of excluding amortization/impairment of goodwill/intangible assets	(0.62)	(0.90)		(9.72)	(1.32)

Tangible efficiency ratio	73.96%	81.44%		69.35%	62.51%

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.